The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s Internet Web site at .  Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Consider carefully the Risk Factors beginning on page S-16 in this term sheet supplement and page 2 in the prospectus.

The certificates will represent interests in GSR Mortgage Loan Trust 2006-AR2 only and will not represent interests in or obligations of the sponsor, the depositor, the underwriter, the master servicer, the securities administrator, the trustee the servicers or any of their respective affiliates.

TERM SHEET SUPPLEMENT

Mortgage Pass-Through Certificates, Series 2006-AR2

GSR Mortgage Loan Trust 2006-AR2

Issuing Entity

GS Mortgage Securities Corp.

Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Citibank, N.A.

Trustee

American Home Mortgage Servicing, Inc.

Countrywide Home Loans Servicing LP

GMAC Mortgage Corporation

Lydian Private Bank

National City Mortgage Co.

Residential Funding Corporation

Servicers

Date:  April 5, 2006

_________________

Each class of certificates will receive monthly distributions of interest, principal or both, commencing on May 25, 2006.

Assets of the Issuing Entity—

•

Interest only and conventional hybrid, adjustable rate, amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential properties.

Credit Enhancement—

•

Subordination of the subordinate certificates to the senior certificates as described in this term sheet supplement under “Description of the Certificates—Distributions”;

•

Shifting interest as described in this term sheet supplement under “Description of the Certificates—Distributions” and “Credit Enhancements—Shifting Interests;” and

•

Cross-collateralization as described in this term sheet supplement under “Shifting Interests—Cross Collateralization.”

Goldman, Sachs & Co.

For use with base prospectus dated March 31, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
TERM SHEET SUPPLEMENT AND THE PROSPECTUS

We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-113 in this term sheet supplement and under the caption “Index” beginning on page 123 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

TABLE OF CONTENTS

SUMMARY INFORMATION

S-5

The Transaction Parties

S-5

What You Own

S-6

Information About the Mortgage Pool

S-6

Servicing of the Mortgage Loans

S-7

Rated Final Distribution Date

S-8

The Offered Certificates

S-8

The Other Certificates

S-9

Structural Overview

S-9

Closing Date

S-9

Cut-Off Date

S-9

Record Date

S-9

Distributions on the Certificates

S-9

Monthly Distributions

S-10

Distributions of Interest and Certificate Interest Rates

S-10

Compensating Interest and Interest Shortfalls

S-10

Distributions of Principal

S-10

Credit Enhancements

S-11

Allocation of Realized Losses

S-12

Yield Considerations

S-13

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

S-13

Required Repurchases of Mortgage Loans

S-13

Book-Entry Registration

S-14

Denominations

S-14

Optional Purchase of the Mortgage Loans

S-14

Legal Investment

S-14

ERISA Considerations

S-14

Federal Income Tax Consequences

S-14

Ratings

S-15

RISK FACTORS

S-16

DEFINED TERMS

S-27

THE TRUST AGREEMENT

S-27

DESCRIPTION OF THE MORTGAGE POOL

S-28

General

S-28

The Goldman Sachs Mortgage Conduit Program

S-30

Mortgage Conduit Underwriting Guidelines

S-30

Countrywide Underwriting Guidelines

S-31

GMAC Mortgage Corporation Underwriting Guidelines

S-37

National City Mortgage Co. Underwriting Standards

S-43

Residential Funding Corporation Underwriting Standards

S-44

Lydian Private Bank General Underwriting Standards

S-49

The Indices

S-50

Additional Information

S-51

Transfer of the Mortgage Loans to the Trustee

S-52

Representations and Warranties Regarding the Mortgage Loans

S-53

STATIC POOL INFORMATION

S-58

Countrywide Home Loans, Inc.

S-58

National City Mortgage Co.

S-58

GMAC Mortgage Corporation

S-59

Residential Funding Corporation

S-59

THE SPONSOR

S-59

THE DEPOSITOR

S-60

THE ISSUING ENTITY

S-61

THE TRUSTEE

S-61

THE SECURITIES ADMINISTRATOR

S-62

THE CREDIT RISK ADVISOR

S-63

THE CUSTODIANS

S-63

THE MASTER SERVICER

S-63

General

S-63

Compensation of the Master Servicer

S-64

Indemnification and Third Party Claims

S-65

Limitation of Liability of the Master Servicer

S-65

Assignment or Delegation of Duties by the Master Servicer; Resignation

S-66

Master Servicer Events of Default; Waiver; Termination

S-66

Reports by the Master Servicer

S-67

Assumption of Master Servicing by Trustee

S-68

THE SERVICERS

S-68

General

S-68

Countrywide Home Loans Servicing LP

S-69

GMAC Mortgage Corporation

S-71

National City Mortgage Co.

S-73

Lydian Private Bank

S-74

Residential Funding Corporation

S-76

Servicing Compensation and the Payment of Expenses

S-83

Collection and Other Servicing Procedures

S-84

Maintenance of Insurance Policies; Claims Thereunder

and Other Realization upon Defaulted Mortgage Loans

S-84

Evidence as to Compliance

S-85

Servicer Events of Default

S-86

Rights upon Events of Default

S-86

Certain Matters Regarding the Servicers

S-87

DESCRIPTION OF THE CERTIFICATES

S-88

General

S-88

Distributions

S-89

Administration Fees

S-91

Principal Distribution Amount

S-91

Subordination and Allocation of Losses

S-94

The Residual Certificates

S-96

Advances

S-96

Available Distribution Amount

S-97

Optional Purchase

S-98

Rated Final Distribution Date

S-99

Reports to Certificateholders

S-99

YIELD AND PREPAYMENT CONSIDERATIONS

S-101

General

S-101

Principal Prepayments and Compensating Interest

S-102

Rate of Payments

S-103

Lack of Historical Prepayment Data

S-103

Yield Considerations with Respect to any Interest Only Certificates

S-103

Yield Considerations with Respect to the Senior Subordinate Certificates

S-104

Additional Yield Considerations Applicable Solely to the Residual Certificates

S-104

Additional Information

S-105

CREDIT ENHANCEMENTS

S-105

Subordination

S-105

Shifting Interests

S-105

Cross-Collateralization

S-106

FEDERAL INCOME TAX CONSEQUENCES

S-106

General

S-106

Taxation of Regular Certificates

S-107

Special Tax Considerations Applicable to the Residual Certificates

S-107

Restrictions on Transfer of the Residual Certificates

S-108

Status of the Offered Certificates

S-109

CERTAIN LEGAL INVESTMENT ASPECTS

S-110

ERISA CONSIDERATIONS

S-110

METHOD OF DISTRIBUTION

S-111

LEGAL MATTERS

S-111

CERTIFICATE RATINGS

S-111

INDEX OF TERMS

S-113

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates, read carefully this entire term sheet supplement and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor.  Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.  See “The Sponsor” in this term sheet supplement.

Depositor.  GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.  See “The Depositor” in this term sheet supplement.

Issuing Entity.  GSR Mortgage Loan Trust 2006-AR2, a common law trust formed under the laws of the state of New York. See “The Issuing Entity” in this term sheet supplement.

Trustee.  Citibank, N.A., a national banking association.  Its corporate trust office is located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Agency & Trust, GSR 2006-AR2.  See “The Trustee” in this term sheet supplement.

Securities Administrator.  Wells Fargo Bank, N.A., a national banking association.  Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust, GSR 2006-AR2, telephone number (410) 884-2000 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust, GSR 2006-AR2.  See “The Securities Administrator” in this term sheet supplement.

Master Servicer.  Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust, GSR 2006-AR2, telephone number (410) 884-2000.  See “The Master Servicer” in this term sheet supplement.

Servicers.  It is anticipated that, on the closing date, Countrywide Home Loans Servicing LP, a Texas limited partnership with its main office located at 7105 Corporate Drive, Plano, Texas 75024, GMAC Mortgage Corporation, a Pennsylvania corporation with its main office located at 100 Witmer Road, Horsham, Pennsylvania 19044, Lydian Private Bank, a federal savings association with its main office located at 3801 PGA Boulevard, 7th Floor, Palm Beach Gardens, Florida 33410, National City Mortgage Co., an Ohio corporation with its main office located at 3232 Newmark Drive, Miamisburg, Ohio 45342, Residential Funding Corporation, a Delaware corporation with its main office located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, American Home Mortgage Servicing, Inc., a Maryland corporation with its main office located at 4600 Regent Boulevard, Suite 200, Irving, Texas 75063 and, if applicable, certain other mortgage loan servicing entities which each will service less than 10% of the total mortgage loans or of the mortgage loans in any specified loan group or track of loan groups.  See “The Servicers” in this term sheet supplement.

Originators.  Countrywide Home Loans, Inc., a New York corporation, GMAC Mortgage Corporation, Lydian Private Bank, National City Mortgage Co., Residential Funding Corporation, American Home Mortgage Corp. and, if applicable, certain other mortgage loan origination entities that sold mortgage loans to the sponsor under its mortgage conduit program, together with, if applicable, certain other mortgage loan origination entities which each originated less than 10% of the total mortgage loans or of the mortgage loans in any specified loan group or track of loan groups, originated or acquired all of the mortgage loans sold to the sponsor that will be conveyed from the sponsor to the depositor and from the depositor to the trustee, on behalf of the trust fund, on the closing date.  See “Description of the Mortgage Pool—General” and “—The Goldman Sachs Mortgage Conduit Program” in this term sheet supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

Countrywide Home Loans, Inc., GMAC Mortgage Corporation, Lydian Private Bank, National City Mortgage Co., Residential Funding Corporation and, if applicable, certain other mortgage loan originators
(Originators)

Loans

Goldman Sachs Mortgage Company
(Sponsor)

Loans

GS Mortgage Securities Corp.
(Depositor)

Loans

GSR Mortgage Loan Trust

2006-AR2
(Issuing Entity)

Countrywide Home Loans, Inc., GMAC Mortgage Corporation, Lydian Private Bank, National City Mortgage Co., Residential Funding Corporation, American Home Mortgage Servicing, Inc. and, if applicable, certain other mortgage loan servicers (Servicers)

Wells Fargo Bank, N.A.
(Master Servicer and Securities Administrator)

Citibank, N.A.
(Trustee)

Deutsche Bank National Trust Company, JPMorgan Chase Bank, National Association and Wells Fargo Bank, N.A.
(Custodians)

 What You Own

Your certificates represent interests in certain assets of the issuing entity only.  All payments to you will come only from the amounts received in connection with those assets.

The trust fund contains a pool of mortgage loans and certain other assets, as described under “The Trust Fund” in this term sheet supplement.

Information About the Mortgage Pool

The mortgage pool will consist of interest only and conventional hybrid, adjustable-rate, amortizing mortgage loans secured by first liens on fee simple interests in one– to four-family residential real properties set to mature within 30 years of the date the applicable mortgage loan was originated.

The mortgage pool may consist of one or more loan groups, some of which together may comprise what is referred to in this term sheet supplement as “track 1” and the remaining of which may comprise what is referred to in this term sheet supplement as “track 2.”

Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate adjustment date to a rate based on an index plus a fixed margin.

The index applicable to the mortgage loans may be any one or more of (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, referred to as the one-year CMT loan index, most recently available, generally forty-five days before the applicable interest rate adjustment date, (ii) the six-month LIBOR loan index, most recently available, either twenty-five or forty-five days before the applicable interest rate adjustment date, (iii) the one-year LIBOR loan index most recently available either twenty-five or forty-five days before the applicable interest rate adjustment date and (iv) another index described in the prospectus.

The one-year LIBOR loan index will be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-year U.S. Dollar-denominated deposits.

The six-month LIBOR index will be calculated using the arithmetic mean of the London Interbank offered rate quotations for six-month U.S. Dollar denominated deposits.  With respect to the mortgage loans serviced by Countrywide Home Loans Servicing LP, in the event the applicable loan index is no longer available, the servicer will select a substitute index in accordance with the mortgages and in compliance with federal and state law.

The one-year CMT loan index will be derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519), during the last full week occurring 45 days prior to the applicable loan adjustment date, and annually thereafter.

The adjustment to the interest rate on a mortgage loan on any single interest rate adjustment date is generally limited to a number of basis points specified in the mortgage note, i.e., a rate adjustment cap.  Certain of the mortgage loans also have a different rate adjustment cap that applies to their initial interest rate adjustment date or a periodic adjustment cap.  In addition, the interest rate may be subject to a lifetime cap or an overall maximum interest rate, and may be subject to an overall minimum interest rate.  On each interest rate adjustment date, the scheduled payments on a mortgage loan (other than an interest only mortgage loan during the interest only period, if applicable) will be adjusted to an amount that will cause the mortgage loan to be fully amortized by its maturity date, without negative amortization.

The mortgage loans originally were acquired by Goldman Sachs Mortgage Company from various other mortgage loan originators as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate mortgage loan purchase agreements or, if applicable, from various mortgage loan sellers through Goldman Sachs Mortgage Company’s mortgage conduit program, and are serviced by various other mortgage loan servicers as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate servicing agreements. See “— The Transaction Parties — Originators” and “—Servicers” in this summary. It is possible that servicing of certain of the mortgage loans may be transferred to one or more other servicers as described under “—Servicing of the Mortgage Loans” in this summary.

For a further description of the mortgage loans, see “Description of the Mortgage Pool.”

Servicing of the Mortgage Loans

It is expected that the primary servicing of the mortgage loans will be performed by the servicers identified under “—The Transaction Parties — Servicers” in this summary.  It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, if applicable, the party that owns the related servicing rights elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

Wells Fargo Bank, N.A. will function as the Master Servicer pursuant to the master servicing and trust agreement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

A credit risk advisor (with respect to one or more loan groups) may be a party to the master servicing and trust agreement.  If there is a credit risk advisor, the credit risk advisor may advise the master servicer with respect to the mortgage loans in one or more loan groups regarding default management of those mortgage loans.

Source of Payments

The mortgagors are required to make monthly scheduled payments of principal and interest to the servicers.  On the 18th day of each month, or if such day is not a business day, either on the business day immediately following such date or the business day immediately preceding such date, in each case pursuant to the applicable servicing agreement, the servicers will be required to remit all collections attributable to the preceding month, including scheduled payments, principal prepayments, and proceeds of liquidation of mortgage loans, to the master servicer, net of servicing fees and certain other amounts permitted to be retained by each servicer, and prior to the distribution date, the master servicer will be required to remit such amounts to the securities administrator.  Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be obligated to advance its own funds to cover that shortfall.  In addition, each servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts.  Each servicer will be entitled to reimbursement of such amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders.  Further, no servicer will be required to make an advance if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan.  The master servicer (or the trustee, acting as successor master servicer, as the case may be) acting as successor servicer, or another successor servicer, will advance its own funds to make monthly advances if the servicer fails to do so (unless it deems the advance to be nonrecoverable) as required under the master servicing and trust agreement.  See “Description of the Certificates—Advances” in this term sheet supplement.

Rated Final Distribution Date

It is expected that the rated final distribution date for distributions on the certificates will be the distribution date occurring in April 2036. The rated final distribution date of each class of certificates will be determined by adding one month to the maturity date of the latest maturing mortgage loan in the related loan group.

The Offered Certificates

The classes of certificates in the term sheet with an “A” in their class designations are referred to in this term sheet supplement as the “senior certificates.”  If there is more than one loan group included in the mortgage pool, each class of senior certificates will relate to a specified loan group.  In naming the classes of senior certificates, the first numeral (such as “1,” “2,” “3” and so forth), if any, will refer to the applicable loan group.  In addition, the first letter (“A”) will refer to the status of the class as senior and the final character will refer to a subclass, if any. For example, the designation of a class of certificates as the “Class 1A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 1, the “Class 2A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 2, and so forth.  Subject to certain crossovers that may be applicable following the occurrence of delinquencies and losses on the mortgage loans, principal on the classes of certificates related to a loan group will be paid solely from the mortgage loans or portions thereof allocated to that loan group.

The classes of certificates in the term sheet with a “B” in their class designations are referred to in this term sheet supplement as the subordinate certificates.  A single group of subordinate certificates may be issued, which may consist of class B1, class B2, class B3, class B4, class B5 and class B6 certificates.  If two or more separate groups of subordinate certificates are issued, generally a number will precede the “B” designation of each subordinate certificate to indicate the applicable grouping (for example, class 1B1, class 1B2, class 1B3, class 1B4, class 1B5 and class 1B6 certificates and class 2B1, class 2B2, class 2B3, class 2B4, class 2B5 and class 2B6 certificates.  Each of these groups of subordinate certificates will relate to all of the mortgage loans in one or more separate tracks of related loan groups and distributions on each group of subordinate certificates will be paid solely from the mortgage loans in the related track.

The only subordinate certificates that will be offered pursuant to the prospectus supplement are those subordinate certificates that will be rated with at least an investment grade rating, meaning that generally only the class B1 (or 1B1 and 2B1), class B2 (or 1B2 and 2B2) and class B3 (or 1B3 and 2B3) certificates will be offered pursuant to the prospectus supplement.  These certificates are sometimes referred to in this term sheet supplement as “senior subordinate certificates.”

The class or classes of certificates in the term sheet with an “R” in their class designation are referred to in this term sheet supplement as the residual certificates.  One or more separate groups of residual certificates may be issued, and these residual certificates may or may not be offered, in each case as described in the term sheet.

The Other Certificates

Any subordinate certificates issued by the trustee on behalf of the issuing entity without an investment grade rating will not be offered by the term sheet, this term sheet supplement or the prospectus supplement.  Generally, the class B4 (or 1B4 and 2B4), class B5 (or 1B5 and 2B5) and class B6 (or 1B6 and 2B6) certificates may be privately offered, and, if so, will be subordinated to the related classes of offered certificates and will provide credit enhancement for the related classes of offered certificates. See “Description of the Certificates —Subordination and Allocation of Losses” in this term sheet supplement.

Only the senior certificates and the senior subordinate certificates will be offered by this term sheet supplement and the term sheet.

The certificates will represent interests in the mortgage pool described above under “—Information About the Mortgage Pool.”

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features expected to be applicable to the offered certificates.

Accrued certificate interest, then principal	Senior Certificates for One or More Related Loan Groups	Senior Certificates for One or More Related Loan Groups	Losses
	Class 1B1	Class 2B1
	Class 1B2	Class 2B2
	Class 1B3	Class 2B3
	Non-Offered Certificates	Non-Offered Certificates

Closing Date

On or about April 28, 2006.

Cut-Off Date

April 1, 2006.

Record Date

The record date for the offered certificates and each distribution date will generally be the last business day of the related interest accrual period.

Distributions on the Certificates

The 25th day of each month or, if the 25th day is not a business day, on the next succeeding business day.  The first distribution date will be May 25, 2006.

Monthly Distributions

Each month the securities administrator, on behalf of the trustee, will make distributions of interest and principal to the holders of the certificates.

Distributions of Interest and Certificate Interest Rates

On each distribution date, interest on the certificates will be distributed in the order described in the prospectus supplement and “Description of the Certificates—Distributions” in this term sheet supplement.

The certificate rates for the offered certificates will equal the rates described in the footnotes to the table on the cover of the prospectus supplement and as set forth or described in the term sheet.  The net rate on a mortgage loan is the mortgage loan’s interest rate, net of (i) the servicing fee rate, (ii) the lender paid mortgage insurance rate, if applicable, and, if applicable, (iii) the credit risk advisor’s fee.

Interest to be distributed to certain classes of certificates on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period.  Interest will not accrue on overdue interest.  For any distribution date, the interest accrual period will be (i) the preceding calendar month or (ii) the prior distribution date (or the Closing Date in the case of the first interest accrual period) to the day preceding the current distribution date.  Interest to be distributed on certain classes of certificates will be calculated based either (i) on a 360-day year consisting of twelve thirty-day months or (ii) on a 360-day year and the actual number of days elapsed.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement.  If any servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled.  Such amounts will be paid on future distribution dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month’s interest.  Instead, they are required to pay interest only to the date of the prepayment.  Under the terms of each servicing agreement, the applicable servicer or successor servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month’s interest on any voluntary principal prepayments received during the prior calendar month; provided, however, that such compensating interest may generally be limited to (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the servicers, the respective servicing fee, in each case pursuant to the applicable servicing agreement and as described in the prospectus supplement.  Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute.  As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see “Description of the Certificates—Distributions” and “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement.

Distributions of Principal

As the mortgagors pay principal on the mortgage loans in each loan group, a portion of that principal is distributed to the holders of the senior certificates related to that loan group (other than any interest only certificates). Not every class of certificates will receive principal on each distribution date.

Certain classes of senior certificates may be “super senior certificates” and certain classes of senior certificates may be “senior support certificates.” Losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of senior support certificates, until the class principal balances thereof have been reduced to zero.

A certain class or classes of certificates may be “interest only certificates.”  This means that investors in any of these classes of certificates, if any, will receive distributions of interest based on the respective class’s related notional amount, but investors in interest only certificates will not receive any distributions of principal.

The “notional amount” applicable to a class of certificates entitled to interest will be described in the prospectus supplement.

Certain classes of certificates may have “notional amounts” that are based on the principal balances of certain other classes of certificates.  On each distribution date, a portion of the principal received or advanced on the mortgage loans in a loan group will be distributed to the certificates related to that loan group, as described under “Description of the Certificates—Distributions” in this term sheet supplement.

On each distribution date, the subordinate certificates will be entitled to receive a portion of the scheduled payments of principal received or advanced on the mortgage loans in the related loan group or loan groups, in proportion to their respective class principal balances.  The subordinate certificates will generally receive no distributions of principal prepayments for a specified period following the closing date, unless prepayments on the mortgage loans in the related loan group or loan groups exceed certain levels and the delinquencies and losses on those mortgage loans do not exceed certain limits.  For a detailed description of the circumstances under which the subordinate certificates would receive a portion of principal prepayments on related mortgage loans during such specified period, see “Description of the Certificates—Distributions” in this term sheet supplement.  In addition, under certain conditions described in this term sheet supplement and the prospectus supplement under “Description of the Certificates—Distributions,” the amount of principal prepayments otherwise distributable to some classes of subordinate certificates will instead be paid to other subordinate classes with a higher priority.

It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this term sheet supplement.  As a result, some certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Certificates—Distributions” in this term sheet supplement and the prospectus supplement.

Credit Enhancements

Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to certificateholders related to a loan group or loan groups, the related senior certificates will receive distributions of interest and principal before the related subordinate certificates are entitled to receive distributions of interest or principal, and the related subordinate certificates will receive distributions in order of their numerical class designations.  This provides additional security to the related senior certificates. In addition, a senior support certificate, if any, will provide credit support for the related super senior certificate, if any, in each case by absorbing realized losses (other than certain special losses in excess of certain specified levels, as further described in this term sheet supplement) on the related mortgage loans otherwise allocable to the related super senior certificates, as applicable, on each distribution date after the class principal balances of the related subordinate certificates have been reduced to zero.  In a similar fashion, each class of related subordinate certificates provides credit enhancement to all other related subordinate certificates with lower numerical class designations.

Shifting Interests

Unless the aggregate class principal balance of the related subordinate certificates has reached a certain level relative to the related senior certificates or the delinquencies and losses on the related mortgage loans exceed certain limits, the related senior certificates will generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on such mortgage loans for a specified period following the closing date.  Thereafter, the related senior certificates (other than any interest only certificates) will generally receive their share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments.  This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates (other than any interest only certificates) and the related subordinate certificates received all payments pro rata and increases the likelihood that holders of the related senior certificates (other than any interest only certificates) will be paid the full amount of principal to which they are entitled.  In the event that the subordination level for any class of subordinate certificates on any distribution date is less than the subordination level on the closing date for such class of subordinate certificates, the aggregate amount of the principal prepayments otherwise payable to the classes of subordinate certificates on such distribution date will not be allocated pro rata to those classes but rather will be allocated to the more senior of the related subordinate classes.  For a more detailed description of how principal prepayments are allocated among the senior certificates (other than any interest only certificates) and the related subordinate certificates, see “Description of the Certificates—Principal Distribution Amount” in this term sheet supplement.

Cross-Collateralization

With respect to certain loan groups, it is possible that, under certain limited circumstances, payments on the mortgage loans in one such loan group may be distributed to holders of senior certificates corresponding to another such loan group.  As described in greater detail under “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement, the “cross-collateralization” among such loan groups would occur as a result of rapid prepayment and high loss situations.  If there are 2 or more tracks of certificates, unless otherwise specified in the prospectus supplement, there will be no “cross-collateralization” or other relationship between or among the tracks.

Allocation of Realized Losses

A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure.  Losses will be allocated to the related certificates by deducting the net amount of such losses from the class principal balance of such certificates without making any payments to the certificateholders.  In general, losses will be allocated in reverse order of numerical designation to the related subordinate certificates, starting with the first most junior class of related subordinate certificates then outstanding.  After the class principal balances of the related subordinate certificates have been reduced to zero, any further realized losses will be allocated pro rata to each class of senior certificates related to the loan group in which such losses occurred, based on the outstanding class principal balance of such class, until the class principal balances of all the related senior certificates have been reduced to zero; provided, however, that realized losses that would otherwise be allocated to a super senior certificate (other than special losses in excess of certain specified levels) will first be allocated to the related senior support certificate or certificates until their respective class principal balances are reduced to zero before realized losses are allocated to the related super senior certificates.

The foregoing loss allocation rules will not apply in the case of certain special losses in excess of certain specified levels, which will be allocated pro rata to the senior certificates related to the loan group in which such losses occurred and the related classes of subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related group subordinate amount of the subordinate certificates, respectively.  Special losses are losses resulting from mortgagor bankruptcies, fraud and special hazards such as natural disasters that are not covered by standard hazard insurance policies.  See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Yield Considerations

The yield to maturity on your certificates will depend upon, among other things:

•

the price at which the certificates are purchased;

•

the applicable annual certificate interest rate;

•

the applicable annual or semi-annual interest rates on the related mortgage loans;

•

the rate of defaults on the related mortgage loans;

•

the rate of principal payments (including prepayments) on the related mortgage loans;

•

whether an optional purchase occurs;

•

whether there is a delay between the end of each interest accrual period and the related distribution date; and

•

realized losses on the related mortgage loans.

Any interest only certificates will be especially sensitive to the rate of prepayments on the mortgage loans in the related loan group.

See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

As compensation for its services as master servicer, Wells Fargo Bank, N.A. will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account.  The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders.  In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it shall be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under that sale and servicing agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account.  The trustee fee will be an amount equal to $3,000.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by that servicer from payments received with respect to that mortgage loan or payable monthly from amounts on deposit in the collection account.  The servicing fee for each mortgage loan will be as described in the prospectus supplement.

Required Repurchases of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by the related originator are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator will be obligated to repurchase the mortgage loan as further described in this term sheet supplement under "Description of the Mortgage Pool—Transfer of the Mortgage Loans to the Trustee" and "—Representations and Warranties Regarding the Mortgage Loans."

Book-Entry Registration

In general, the offered certificates, other than any offered residual certificates, will be available only in book-entry form through the facilities of The Depository Trust Company.  See “Description of the Securities—Book-Entry Registration” in the prospectus.  In addition, the residual certificates are subject to certain transfer restrictions.  See “Federal Income Tax Consequences” in this term sheet supplement.

Denominations

The senior certificates (other than any interest only certificates and any offered residual certificates) are offered in minimum denominations of not less than $25,000 initial class principal balance each and multiples of $1 in excess of $25,000. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000. The subordinate certificates are offered in minimum denominations of not less than $250,000 initial class principal balance each and multiples of $1 in excess of $250,000. Any interest only certificates may be offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000. Each of the residual certificates offered by this term sheet supplement, if any, will have an initial class principal balance of $100 and will be offered in a combined certificate that represents a 99.99% interest in the separate residual interest of each related REMIC.  The remaining 0.01% interest in each of the residual certificates will be held by the securities administrator.

Optional Purchase of the Mortgage Loans

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in a loan group or in related loan groups is less than 10% of the aggregate scheduled principal balance of the mortgage loans in that loan group or loan groups as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans in the loan group or loan groups and all property acquired in respect of any such mortgage loan remaining in the trust fund.  If these mortgage loans and any related property are purchased, the proceeds of such sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Legal Investment

It is expected that the offered certificates, other than certain offered subordinate certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Certain Legal Investment Aspects” in this term sheet supplement.

ERISA Considerations

If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate.  The residual certificates may not be purchased by or transferred to such a plan or to similar governmental plans.  See “ERISA Considerations” in this term sheet supplement and “ERISA Considerations—Underwriter Exemption” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust fund.  The certificates, other than the residual certificates, will represent ownership of regular interests and will generally be treated as debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual method of accounting.  For federal income tax purposes, the residual certificates will represent ownership of the residual interest in one or more REMICs.

Any interest only certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, see “Federal Income Tax Consequences” in this term sheet supplement and the prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Ratings

The offered certificates are required to receive the ratings from one or more of Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings indicated in the term sheet. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled.  The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities.  Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.  IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

There Is No Guarantee That You Will Receive Principal Payments on Your Certificates at Any Specific Rate or on Any Specific Dates

As the mortgagors make payments of interest and principal on their mortgage loans, you will receive payments on your certificates.  Because the mortgagors are free to make those payments faster than scheduled, you may receive distributions faster than you expected.  There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates Is Directly Related to the Prepayment Rate on the Mortgage Loans

The yield to maturity on your certificates is directly related to the rate at which the mortgagors pay principal on the mortgage loans in the related loan group or loan groups.  Principal payments on the mortgage loans may be in the following forms:  scheduled principal payments; principal prepayments, which consist of prepayments in full or partial prepayments on a mortgage loan including prepayments received as a result of condemnation of a mortgaged property or certain proceeds of insurance relating to a mortgaged property that are not used to repair the property; and liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan.

The rate of prepayments is affected by a number of factors, and it is likely to fluctuate significantly over time.  The mortgage loans may be prepaid by the mortgagors at any time without penalty.  All of the mortgage loans in the trust fund are hybrid adjustable rate mortgage loans having an initial fixed rate period.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans during the initial fixed rate period may be subject to a greater rate of principal prepayments in a declining interest rate environment.  If prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant, because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates.  General economic conditions and homeowner mobility will also affect the prepayment rate.  Each mortgage loan contains a “due-on-sale” clause that the related servicer is obligated to exercise unless prohibited from doing so by applicable law.  Therefore, the sale of any mortgaged property is likely to cause a prepayment in full of the related mortgage loan.  In addition, an increased rate of mortgagor defaults, any repurchases of mortgage loans by the servicer due to breaches of its representations or warranties or an early optional purchase will accelerate the rate of principal repayment on the related certificates.  A rate of principal repayment which is different from that which you anticipate may result in one or more of the following consequences:

•

if you purchase a certificate at a premium over its original class principal balance and the rate of prepayments is faster than you expect, your yield may be lower than you anticipate;

•

if you purchase a certificate at a discount from its original class principal balance and the rate of principal payments is slower than you expect, your yield may be lower than you anticipate;

•

if you purchase an interest only certificate and the rate of principal payments on the related mortgage loans is faster than you expect, your yield may be significantly lower than you anticipate, and may cause you to fail to recover your initial investment in your certificates;

•

if you purchase a certificate at par, your yield will generally not be affected by principal repayment rate fluctuations; however, an extension of the weighted average life of your certificates due to a slower than anticipated rate of repayment may adversely affect the market value of your certificates; and

•

if the rate of principal repayment is faster than anticipated in a decreasing interest rate environment, you may not be able to reinvest the principal distributions you receive on your certificates at a rate that is comparable to the certificate rate on your certificates.

We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts for mortgage loans of the type included in the trust fund over an extended period of time, and the experience with the mortgage loans included in the trust fund is insufficient to draw any conclusions regarding the expected prepayment rates on such mortgage loans.  The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors.  The lack of uniformity in the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.  See “Yield and Prepayment Considerations” in this term sheet supplement and in the prospectus.

The Yield on Your Certificates Will Be Affected by Changes in the Mortgage Interest Rates

The certificate rates on the offered certificates will be based on or limited by the net mortgage interest rates on the mortgage loans.  The interest rate on each of the mortgage loans is fixed for an initial period from the respective date of origination.  Thereafter, the mortgage interest rate on each such mortgage loan will be adjusted to equal the sum of an index and a margin.  Increases and decreases in interest rates may be limited for any interest rate adjustment date (i.e., an initial or a periodic adjustment cap).  In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate.  For information regarding the remaining fixed periods for the mortgage loans, see “Description of the Mortgage Pool” in this term sheet supplement.  The yield on the certificates, which bear certificate rates based on or limited by the weighted average of the net rates of the mortgage loans in the related loan group or loan groups, will be directly affected by changes in such weighted average net rates.

Losses on the Mortgage Loans Will Reduce the Yield on the Certificates

Allocation of Losses

A loss will be realized on a mortgage loan when it is liquidated and the liquidation proceeds are less than the outstanding principal balance, accrued but unpaid interest and certain related expenses on such mortgage loan.  After the aggregate class principal balances of the non-offered subordinate certificates have been reduced to zero, losses (other than certain excess special losses) on the mortgage loans in the related loan group or loan groups will be allocated exclusively to the offered subordinate certificates, in reverse order of seniority, and, as a result, these certificates will be extremely sensitive to losses on the mortgage loans in the related loan group or groups.  After the aggregate class principal balances of the related subordinate certificates have been reduced to zero, all further losses on the related mortgage loans will be allocated, pro rata, to the classes of senior certificates related to the mortgage loans that have experienced realized losses; provided, however, that any realized losses allocable to any super senior certificates (other than certain excess special losses) will first be allocated to the any senior support certificates until the class principal balance of the senior support certificates has been reduced to zero, and then will be allocated to super senior certificates in reduction of their class principal balance.  See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Subordinate Certificates Provide Credit Support Only for the Senior Certificates in the Related Loan Groups

Because the subordinate certificates provide credit support only for the related senior certificates, it is possible that the class principal balances of the senior certificates may be reduced as the result of realized losses in the related loan groups even though more subordinate certificates related to another loan group remain outstanding.  For example, if you own certificates and losses on mortgage loans in the related loan group or loan groups exceed the aggregate principal balances of the related subordinate certificates, additional losses on mortgage loans in the loan group related to your certificates will be allocated to your certificates even though another track of subordinate certificates may remain outstanding.

Excess Special Losses Will Be Allocated Pro Rata to all Related Certificates

Special losses on the mortgage loans due to mortgagor bankruptcies, fraud and special hazards in excess of certain specified levels will be allocated pro rata to all classes of senior certificates related to the loan group in which the losses occurred and the related subordinate certificates, based on the aggregate class principal balance of such senior certificates and the related group subordinate amount of the related subordinate certificates, respectively.

Senior Support Certificates Will Absorb Losses Allocable to the Super Senior Certificates

If you own any senior support certificates, your class principal balance will be reduced (after the class principal balances of the related subordinate certificates have been reduced to zero) by the principal portion of the realized losses (other than certain special losses in excess of certain specified levels) allocable to any super senior certificates in addition to the losses allocable to any senior support certificates. Because no realized losses (other than certain special losses in excess of certain specified levels) will be allocated to any super senior certificates until the class principal balance of the related senior support certificates has been reduced to zero, the senior support certificates will be more sensitive to the loss experience of the related mortgage loans than other senior certificates.

Potential Inadequacy of Credit Enhancement

Because the offered subordinate certificates may be divided into tracks, a grouping of offered subordinate certificates may represent an interest in all of the mortgage loans in certain loan groups only, the class principal balances of such subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any such loan group.  As a result, losses on mortgage loans in one such loan group will reduce the loss protection provided by such subordinate certificates to the senior certificates corresponding to the other such loan groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

Certain Interest Shortfalls Will Be Allocated Pro Rata to the Related Certificates

When a mortgagor makes a full or partial prepayment on a mortgage loan, the amount of interest that the mortgagor is required to pay will likely be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.  Each servicer is generally required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date is generally limited to, (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, or (ii) with respect to certain other of the servicers, the respective servicing fee.  If the aggregate amount of interest shortfalls resulting from prepayments in any loan group exceeds the amount of the reduction in the servicing fees, the interest entitlement of the senior certificates related to such loan group and the related subordinate certificates will be reduced pro rata by the amount of this interest shortfall, based on the amounts of interest payable to such senior certificates and the interest that would be payable to a portion of the related subordinate certificates equal to the related group subordinate amount, respectively.

In addition, the certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, or other comparable state or local statutes (such as comparable provisions of the California Military and Veterans Code).  These laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan.  The Servicemembers Civil Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty.  Shortfalls resulting from application of these laws are not required to be paid by the mortgagor at any future time and will not be offset by a reduction in the servicing fee.  This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

These laws may also impose certain limitations that may impair the servicer’s ability to foreclose on an affected mortgage loan during the mortgagor’s period of active service and, under some circumstances, during an additional period thereafter.

Default Risk on High Balance Mortgage Loans

As of the cut-off date, the principal balance of certain mortgage loans may have been in excess of $1,000,000. You are encouraged to consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group as a whole.

Threat of Terrorism and Related Military Action May Affect the Yield on the Certificates

The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Prospective investors are encouraged to consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by possible future events.  In addition, activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, or comparable state or local statutes.  This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, which May Affect the Timing and Amount of Payments on the Certificates

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Payments from the Mortgage Loans Are the Sole Source of Payments on the Certificates

The certificates do not represent an interest in or obligation of the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the credit risk advisor, the underwriter or any of their respective affiliates. The depositor does, however, have limited obligations in the case of breaches of certain limited representations and warranties made by it in connection with its transfer of the mortgage loans to the trustee. The certificates are not insured by any financial guaranty insurance policy. No governmental agency or instrumentality and none of the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the credit risk advisor, the underwriter or any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, investors will have no recourse to the depositor, the master servicer, any servicer, the securities administrator, the trustee, any custodian, the credit risk advisor, the underwriter or any of their affiliates.

Geographical Concentration May Increase Risk of Loss

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans.  Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience relatively higher rates of loss and delinquency on mortgage loans.  In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.

Goldman Sachs Mortgage Company will represent and warrant, to its knowledge, as of the closing date that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether Goldman Sachs Mortgage Company had knowledge of any such damage, Goldman Sachs Mortgage Company will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this term sheet supplement. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. Any damage to a property that secures a mortgage loan in the trust fund occurring after the closing date will not be a breach of this representation and warranty.

Special hazard losses resulting from natural disasters in excess of a specified amount will be allocated pro rata to all classes of senior certificates related to the loan group in which the losses occurred and all classes of related subordinate certificates, as described in this term sheet supplement under “Description of the Certificates—Subordination and Allocation of Losses.”

Factors that Reduce Collections Could Cause Early Repayment, Delayed Payment or Reduced Payment on the Certificates

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become greater than or equal to the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates.  If a mortgaged property fails to provide adequate security for the mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

The Offered Certificates May Not Be Suitable Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of Servicer to Perform or Insolvency of Servicer May Adversely Affect the Yield on the Certificates

The amount and timing of distributions on your certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner.  See “The Servicers” in this term sheet supplement.  If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.

Delinquencies Due to Servicing Transfer

It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, if applicable, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

See “The Servicers—General” and “—Rights upon Events of Default” in this term sheet supplement.

Attempted Recharacterization of the Transfer from Goldman Sachs Mortgage Company to the Depositor and from the Depositor to the Trustee Could Delay or Reduce Payments to Investors in the Certificates

We expect that the transfer of the mortgage loans from the various transferors to Goldman Sachs Mortgage Company, from Goldman Sachs Mortgage Company to the depositor and from the depositor to the trustee will each be characterized as a sale. Each of the transferors to Goldman Sachs Mortgage Company, Goldman Sachs Mortgage Company and the depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of any such transferor, Goldman Sachs Mortgage Company or the depositor may take the position that the transfer of the mortgage loans to Goldman Sachs Mortgage Company, the depositor or the trustee, respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Goldman Sachs Mortgage Company, the depositor or the trustee, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If one or more of these events occur, payments on the certificates could be delayed or reduced.

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates

The underwriter is not required to assist in resales of the offered certificates, although it may do so.  A secondary market for the offered certificates may not develop.  If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your certificates.  The offered certificates will not be listed on any securities exchange.

Residual Certificates May Have Adverse Tax Consequences

For federal income tax purposes, certain of the residual certificates will represent the “residual interest” in the lower tier REMIC that will hold all assets relating to certain loan groups. Certain of the residual certificates will represent the “residual interest” in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMICs.  Holders of the residual certificates must report as ordinary income or loss the net income or the net loss of the related REMIC whether or not any cash distributions are made to them.  Net income from one REMIC generally may not be offset by a net loss from another REMIC.  This allocation of income or loss may result in a zero or negative after-tax return.  No cash distributions are expected to be made with respect to the residual certificates other than the distribution of their principal balance and interest on that balance.  Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the residual certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.  Due to their tax consequences, the residual certificates will be subject to restrictions on transfer that may affect their liquidity.  In addition, the residual certificates may not be acquired by ERISA plans or similar governmental plans.  The Internal Revenue Service has issued guidance regarding safe harbors for transfers of non-economic residual interests such as the residual certificates.  See “Descriptions of the Certificates—The Residual Certificates” in this term sheet supplement.

The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates

You will not have a physical certificate if you own an offered certificate (other than a residual certificate).  As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks.  The ability to pledge a certificate of one of these classes to a person who does not participate in The Depository Trust Company system may be limited due to the absence of a physical certificate.  Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.  In addition, you may experience some delay in receiving distributions on these certificates because the securities administrator will not send distributions directly to you.  Instead, the securities administrator will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants.

Default Risk on Mortgage Loans with Interest Only Payments

Certain of the mortgage loans may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a certain period of time following the origination of the mortgage loan.  Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund.  If you purchase a related certificate at a discount, you are encouraged to consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date.  In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor’s previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

DEFINED TERMS

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-113 in this term sheet supplement and under the caption “Index” beginning on page 123 of the accompanying prospectus.  Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the accompanying prospectus.

THE TRUST AGREEMENT

The master servicing and trust agreement dated as of April 1, 2006 (the “Trust Agreement”), among GS Mortgage Securities Corp., as depositor (“GSMSC” or the “Depositor”), Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity as “Master Servicer” or “Securities Administrator”), Citibank, N.A., as trustee (the “Trustee”), each of Deutsche Bank National Trust Company, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association, as custodians (each, a “Custodian” and together, the “Custodians”), and, if described in the prospectus supplement, a credit risk advisor (the “Credit Risk Advisor”), will establish the GSR Mortgage Loan Trust 2006-AR2, a common law trust formed under the laws of the state of New York (the “Trust Fund” or “Issuing Entity”) and the Mortgage Loans will be assigned to the Trustee on behalf of certificateholders.  The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the “Mortgage Loans”) due after April 1, 2006 (the “Cut-Off Date”).  These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a “Master Servicer Account”), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the “Certificate Account”).  In exchange for the Mortgage Loans and other property, the Securities Administrator will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC.  A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•

the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

•

the maturity date of the Mortgage Loan; and

•

the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted.

The Trust Fund will also contain other property, including:

•

a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•

any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•

amounts held in the Certificate Account.

Each Custodian will execute and deliver to the Securities Administrator, on behalf of the Trustee, a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to the separate custodial agreement or custodial agreements, as the case may be.  The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration. In addition, the Master Servicer (or the Trustee or its designee) will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator.  Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2006-AR2.  The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust, GSR 2006-AR2, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and Citibank, N.A., as Trustee under the Trust Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement.  Each Custodian is similarly indemnified pursuant to the applicable custodial agreement.

The Securities Administrator will be entitled to retain as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

DESCRIPTION OF THE MORTGAGE POOL

General

The description of the mortgage pool and the mortgaged properties in this section and in the term sheet is based on the Mortgage Loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received.  All references in this term sheet supplement and in the term sheet to “scheduled principal balance” refer to the scheduled principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context.  Due to rounding, percentages may not sum to 100%.  References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balances of the related Loan Group, based on the scheduled principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received.  References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related Mortgage Loans determined in the same way.  Before the issuance of the certificates, Mortgage Loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise.  We believe that the information in this term sheet supplement and in the term sheet for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary.  See “—Additional Information” below.

The mortgage pool will consist of Mortgage Loans (that may be grouped together into different tracks, such as “Track 1 Loans” and “Track 2 Loans.”).  The mortgage pool may consist of one or more loan groups (each, a “Loan Group”).  If applicable, certain Loan Groups, collectively, may be referred to in this term sheet supplement as the “Track 1 Loan Group,” and if applicable, certain Loan Groups, collectively, may be referred to in this term sheet supplement as the “Track 2 Loan Group” (each, a “Track Loan Group”).  If the mortgage pool is not divided into separate tracks, references in this term sheet supplement to the Track 1 Loan Group and the Track 2 Loan Group, collectively, will refer to the mortgage pool.

The Mortgage Loans consist of interest only and conventional hybrid, adjustable-rate, amortizing Mortgage Loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a “Mortgaged Property”).  Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on an annual or semi-annual interest rate Adjustment Date (the “Adjustment Date”) to a rate based on an index plus a fixed margin (the “Margin”). Each Mortgage Loan is expected to use the One-Year CMT Loan Index (described below), the One-Year LIBOR Loan Index (described below) or the Six-Month LIBOR Loan Index (described below) as its relevant index (or such other index as described in the prospectus and the prospectus supplement) (each, an “Index”).  The Mortgaged Properties, which may include detached homes, two- to four-family dwellings, individual condominium units, cooperative units and individual units in planned residential developments have the additional characteristics described below and in the prospectus.

Each Mortgage Loan will have an original term to maturity from the due date of its first Scheduled Payment of not more than 30 years.  All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the “Due Date”).  Certain of the Mortgage Loans may pay interest only and will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

In general, the Mortgage Loans originally were acquired by Goldman Sachs Mortgage Company (“GSMC”) from Countrywide Home Loans, Inc. (“Countrywide Home Loans”), GMAC Mortgage Corporation (“GMACM”), American Home Mortgage Servicing, Inc. (“American Home”), Lydian Private Bank (“Lydian”), National City Mortgage Co. (“Nat City”), Residential Funding Corporation (“RFC”) and, if applicable, certain other Mortgage loan origination entities that sold mortgage loans to GSMC under its mortgage conduit program (the “Conduit Program”) and, if applicable, certain other Mortgage loan origination entities that each originated less than 10% of the aggregate Mortgage Loans or the Mortgage Loans in any specified Loan Group or Track of Loan Groups (each of all such entities, a “Seller”) pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, which will be serviced by Countrywide Home Loans Servicing LP (“Countrywide Servicing”), such Mortgage Loans were acquired pursuant to a seller’s warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, if applicable, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by another Mortgage loan servicing entity pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements and seller’s warranty agreements, a “Sale and Servicing Agreement” and together, the “Sale and Servicing Agreements”).  Each Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see “—Representations and Warranties Regarding the Mortgage Loans” below) regarding the Mortgage Loans.  Each Sale and Servicing Agreement will be assigned to the Trust Fund insofar as it relates to the particular Mortgage Loans sold to the Trust Fund.

On each Adjustment Date, the mortgage interest rate will be adjusted to equal the sum of the Index and the Margin, rounded generally to the nearest one-eighth of one percent.  The adjustment to the mortgage interest rate on a Mortgage Loan is generally limited to a number of basis points specified in the mortgage note (a “Rate Adjustment Cap”).  Certain of the Mortgage Loans also have a different Rate Adjustment Cap that applies to their initial Adjustment Date (the “Initial Rate Adjustment Cap”) or a periodic adjustment cap (a “Subsequent Rate Adjustment Cap”).  In addition, each Mortgage Loan is subject to an overall maximum interest rate (a “Lifetime Cap”), and specifies an overall minimum interest rate (a “Lifetime Floor”), which is equal to the Margin for that Mortgage Loan.  On the first Due Date following each Adjustment Date for each Mortgage Loan, the Scheduled Payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.  Each Mortgage Loan contains a “due-on-sale” clause which the applicable Servicer will exercise unless prohibited from doing so by applicable law.

The Goldman Sachs Mortgage Conduit Program

GSMC acquires its mortgage loans through two primary channels: (i) its Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Mortgage Conduit Underwriting Guidelines

The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC through the Conduit Program are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

In addition to its “full” documentation program, loans acquired by GSMC through the Conduit Program may also be originated under the following limited documentation programs: “reduced income,” “stated income,” “stated income/stated assets” or “no doc.” These limited documentation programs are designed to streamline the underwriting process.

The “reduced income,” “stated income,” “stated income/stated asset” and “no doc” programs generally require less documentation and verification than do “full” documentation programs.

Generally, the “full” documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under “full” documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

Generally, the “reduced” documentation program requires similar information with respect to the borrower's income as a “full” documentation program. However, under “reduced” documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

Generally, under the “stated income” program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

Generally, under the “stated income/stated assets” program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

Generally, under the “no doc” program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a “no doc” program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

Countrywide Underwriting Guidelines

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” in this section.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards.

General.  Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines.  Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines.  Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

GMAC Mortgage Corporation Underwriting Guidelines

General

GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682 1000.

In addition, GMAC Mortgage Corporation  purchases mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMAC Mortgage Corporation.  All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage Corporation’s underwriting standards described below.   GMAC Bank is a federal savings bank and was formed in 2001.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

General Motors Corporation

General Motors Acceptance Corporation

(GMAC)

Residential Capital Corporation (ResCap)

GMAC Mortgage Corporation   GMAC Bank

Loan Origination and Types of Mortgage Loans

     GMAC Mortgage Corporation’s primary source for residential mortgage loan production is through the origination of loans through its retail branches and direct lending network.  GMAC Bank's primary source for residential mortgage loan production is through the origination of loans through its mortgage brokerage network and the purchase of loans in the secondary market (primarily from correspondent lenders).

      GMAC Mortgage Corporation originates and acquires mortgage loans that generally fall into one of the following four categories:

•

Prime Conforming Mortgage Loans — These are prime credit quality first-lien mortgage loans secured by single-family residences that are generally acceptable for purchase by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

•

Prime Non-Conforming Mortgage Loans — These are prime credit quality first-lien mortgage loans secured by single-family residences that either (1) do not conform to the underwriting standards established by Fannie Mae or Freddie Mac, because they have original principal amounts exceeding Fannie Mae and Freddie Mac limits, which are commonly referred to as jumbo mortgage loans, or (2) have alternative documentation requirements and property or credit-related features (e.g., higher loan-to-value or debt-to-income ratios) but are otherwise considered prime credit quality due to other compensating factors.

•	Government Mortgage Loans — These are first-lien mortgage loans secured by single-family residences that are insured by the Federal Housing Administration or guaranteed by the Veterans Administration.

•	Second-Lien Mortgage Loans — These are open- and closed-end mortgage loans secured by a second or more junior lien on single-family residences, which include home equity mortgage loans.

The following tables set forth the mortgage loans originated by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period.  GMAC Mortgage Corporation originated a residential mortgage loan portfolio of approximately $55.4 billion, $7.0 billion, $3.4 billion and $5.8 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage Corporation originated a residential mortgage loan portfolio of approximately $39.5 billion, $22.5 billion, $3.4 billion and $6.7 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage Corporation Origination Experience

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	217,420	276,444	558,204	367,612
Dollar Amount of Loans	$39,471	$45,635	$89,271	$55,407
Percentage Change from Prior Year	(13.51)%	(48.88)%	61.12%	N/A
Prime non-conforming mortgage loans
No. of Loans	79,037	101,883	41,202	23,391
Dollar Amount of Loans	$22,532	$28,522	$13,451	$7,010
Percentage Change from Prior Year	(21.00)%	112.04%	91.88%	N/A
Government mortgage loans
No. of Loans	24,939	40,062	49,988	30,234
Dollar Amount of Loans	$3,382	$4,834	$4,929	$3,399
Percentage Change from Prior Year	(30.04)%	(1.93)%	45.01%	N/A
Second-lien mortgage loans
No. of Loans	123,238	163,233	161,036	129,201
Dollar Amount of Loans	$6,740	$8,457	$6,803	$5,802
Percentage Change from Prior Year	(20.30)%	24.31%	17.25%	N/A
Total mortgage loans serviced
No. of Loans	444,634	581,622	810,430	550,438
Dollar Amount of Loans	$72,125	$87,448	$114,454	$71,618
Percentage Change from Prior Year	(17.52)%	(23.60)%	59.81%	N/A

GMAC Mortgage Corporation Underwriting Standards

     General Standards.  All mortgage loans that GMAC Mortgage Corporation originates and most of the mortgage loans that GMAC Mortgage Corporation purchases are subject to its underwriting guidelines and loan origination standards. When originating mortgage loans directly through retail branches or by internet or telephone, or indirectly through mortgage brokers, GMAC Mortgage Corporation follows established lending policies and procedures that require consideration of a variety of factors, including:

•	the borrower’s capacity to repay the loan;

•	the borrower’s credit history;

•	the relative size and characteristics of the proposed loan; and

•	the amount of equity in the borrower’s property (as measured by the borrower’s loan-to-value ratio).

     GMAC Mortgage Corporation’s underwriting standards have been designed to produce loans that meet the credit needs and profiles of GMAC Mortgage Corporation borrowers, thereby creating more consistent performance characteristics for investors in GMAC Mortgage Corporation’s loans. When purchasing mortgage loans from correspondent lenders, GMAC Mortgage Corporation either re-underwrites the loan prior to purchase or delegates underwriting responsibility to the correspondent lender originating the mortgage loan.

      To further ensure consistency and efficiency, much of GMAC Mortgage Corporation’s underwriting analysis is conducted through the use of automated underwriting technology. GMAC Mortgage Corporation also conducts a variety of quality control procedures and periodic audits to ensure compliance with GMAC Mortgage Corporation origination standards, including responsible lending standards and legal requirements. Although many of these procedures involve manual reviews of loans, GMAC Mortgage Corporation seeks to leverage its technology in further developing our quality control procedures. For example, GMAC Mortgage Corporation has programmed many of its compliance standards into its loan origination systems and continues to use and develop automated compliance technology to mitigate regulatory risk.

GMAC Mortgage Corporation’s underwriting standards with respect to the mortgage loans generally will conform to those published in GMAC Mortgage Corporation’s underwriting guidelines.  The underwriting standards as set forth in GMAC Mortgage Corporation’s underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

  The underwriting standards set forth in GMAC Mortgage Corporation’s underwriting guidelines may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

GMAC Mortgage Corporation’s underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made.  However, the application of GMAC Mortgage Corporation’s underwriting standards does not imply that each specific criterion was satisfied individually.  Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards.  For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Jumbo Loan Programs.  The underwriting standards set forth in GMAC Mortgage Corporation’s underwriting guidelines with respect to mortgage loans originated or acquired under GMAC Mortgage Corporation’s jumbo loan programs provide for varying levels of documentation.  For the “Standard” documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information.  The application contains a description of borrower’s assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.  In addition, employment verification is obtained which reports the borrower’s current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns.  In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

Loan applications for jumbo loans for loan amounts or combined loan amount less than $850,000 originated or purchased by GMAC Mortgage Corporation may be submitted to an automated underwriting system.  GMAC Mortgage Corporation uses Fannie Mae’s Desktop Underwriter program, or DU, or Freddie Mac’s Loan Prospector program, or LP.  These automated underwriting systems were developed by Fannie Mae and Freddie Mac and are used to underwrite conventional, governmentally insured and jumbo loans based on established guidelines.  Loans that receive an “Approve/Eligible” or an “Approve/Ineligible” only as a result of parameters acceptable under the specific product that do not meet conforming eligibility guidelines in connection with DU or “Accept Plus” or “Accept” in connection with LP are considered loans eligible for origination or purchase by GMAC Mortgage Corporation and may follow reduced income and asset documentation as noted on the automated underwriting finding report.  This streamlined documentation alternative does not apply to loan amounts and combined loan amounts exceeding $850,000.  Loan amounts and combined loan amounts over $850,000 are not eligible for submission to automated underwriting or the reduced documentation process.  The automated underwriting system is not used as a loan decision tool but, instead, is used only as a reduced documentation alternative for certain qualifying mortgage loans, and jumbo loans are generally subjected to a manual review via the approved delegated underwriting authority.

Recently, GMAC Mortgage Corporation has instituted a proprietary automated underwriting decision engine for selected jumbo mortgage products (the “AU Engine”).  The proprietary AU Engine is built from Fannie Mae’s Desktop Underwriter program, or DU.  Loans must run through the Fannie Mae system to access the AU Engine.  Loans that receive an “Approve/Eligible” or an “Approve/Ineligible” from DU will pass through to the AU Engine with the streamlined documentation alternative shown on the report.  The AU Engine provides recommendations on GMAC Mortgage Corporation jumbo mortgage products and provides the ability to validate loans using the AU Engine “Approve” recommendation.  This automated underwriting decision does not apply to loan amounts and combined loan amounts exceeding $850,000.  Loan amounts and combined loan amounts over $850,000 are not eligible for submission to automated underwriting or the reduced documentation process.

The AU Engine delivers a full underwriting decision that includes GMAC Mortgage Corporation’s product guidelines and customized findings messages. Loans that receive an “Approve” recommendation from the AU Engine will be considered as having a GMAC Mortgage Corporation automated conditional approval and will follow the findings documentation report supplied by the AU Engine for all documentation requirements. Loans that receive a “Refer” recommendation from the AU Engine may not follow the findings documentation report requirements.  Instead, a full manual underwrite must be completed to validate proper documentation requirements.

In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing.  Such appraisals may be performed by appraisers independent from or affiliated with GMAC Mortgage Corporation or its affiliates.  Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans.  The appraiser is required to verify that property is in good condition and that construction, if new, has been completed.  The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.  For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined.  If the appraisal is more than 180 days old, a new appraisal is required.  For new construction or construction-to-permanent loans, if the appraisal is more than 180 days old but less than 360 days old, the original appraiser must certify that the value has not declined.  The updated appraisal must be dated within 180 days of the settlement or closing.  If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

Under GMAC Mortgage Corporation’s underwriting guidelines, loans may also be originated under the “Relocation” or “Relocation-VIP” documentation programs.  Under these programs, certain items described above are verified using alternative sources.  In the case of “Relocation” documentation, a signed employer relocation verification form is acceptable in lieu of a paystub.  The “Relocation-VIP” program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

Loans may also be originated under GMAC Mortgage Corporation’s underwriting guidelines under the “Stated Income” program, a no income verification program for self-employed and salaried borrowers.  For these loans, a credit check, an appraisal, and verification of sufficient assets is required.  These loans generally will not exceed a 95% loan-to-value ratio on primary residence purchases and rate term refinances and 75% loan-to-value ratio on equity refinances.  A 70% loan-to-value ratio on second homes is permitted on purchases and rate term refinances.  Equity refinances are not permitted for second homes under the “Stated Income” program

GMAC Mortgage Corporation’s underwriting guidelines also provide for loans under its “Select” program to employees and retirees of General Motors Corporation, or GM.  Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000.  In addition, “Super Select” processed loans are made to executives of GM or affiliates of GM and dealer principals with a minimum annual base salary of $200,000.  For both “Select” and “Super Select” loan programs, no income, no asset and, at times, no appraisal is required.  Underwriting for “Select” is subject to a maximum loan-to-value ratio of 80% and a combined loan-to-value ratio of 90% for primary and second home purchase and rate term refinance transactions.  For the “Select” program, a maximum loan-to-value ratio of 80% is permitted on primary residence equity refinances and a maximum loan-to-value ratio of 70% is permitted for second homes.   Underwriting for the “Super Select” program is subject to a maximum loan-to-value ratio of 80% for primary and second home purchase and rate term refinance transactions. No equity refinances are permitted under the “Super Select” loan program. The loan-to-value ratio for the “Super Select” program is based on the borrower’s stated value and generally no appraisal is required for loan-to-value ratios of 80% or less.  On the “Select” program, the borrower must supply evidence of value only in some instances.  For example, if the combined loan amount exceeds $850,000 or if the loan is an equity refinance loan, an appraisal of the property is required.  In addition to the loan-to-value and salary requirements described above, generally, borrower eligibility under the “Select” or “Super Select” documentation program may be determined by use of a credit scoring mode, which in most cases requires a minimum credit score of 680.

 The underwriting standards set forth in the GMAC Mortgage Corporation underwriting guidelines may be varied for certain refinance transactions, including “limited documentation” or “reduced documentation” mortgage loan refinances.  Limited or reduced documentation refinances, including the programs “Streamline” and “Express,” generally permit fewer supporting documents to be obtained or waive income, appraisal, asset, credit score and employment documentation requirements.  Limited or reduced documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower’s payment history.  Generally, in order to be eligible for a limited or reduced documentation refinance, the borrower must be an existing customer of GMAC Mortgage Corporation, have a good credit history and the mortgage loan must demonstrate other compensating factors, such as a relatively low loan-to-value ratio, stable employment or other favorable underwriting factors.

National City Mortgage Co. Underwriting Standards

The originator’s underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.  Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

Mortgage loans with principal balances exceeding $1,000,000 (“super jumbos”) are allowed if the loan is secured by the borrower’s primary residence or second home. The loan-to- value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score.   Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%.  Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required.  No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.   The originator also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

Full/Alternative Documentation

Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

• Verbal verification of employment

• Less that 12 months employment verified

• 12-23 months employment verified

• 24 months or more employment verified

• 1 or 2 months bank statements

 Stated Documentation

Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets may or may not be verified.

Residential Funding Corporation Underwriting Standards

General.  The underwriting standards applicable to RFC include a set of specific criteria by which the underwriting evaluation is made.  However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually.  Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards.  For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Mortgage Loan Program.  The Mortgage Loans acquired from RFC will have been purchased either directly or indirectly through RFC from sellers.  These Mortgage Loans will have been originated generally in accordance with RFC’s underwriting standards or alternative underwriting criteria as described below under “General Standards.”

General Standards.  RFC’s Jumbo A Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to principal balances that do not conform to the guidelines of Federal Home Loan Mortgage Corporation, or Freddie Mac or the Federal National Mortgage Association or Fannie Mae.  The underwriting standards with respect to the mortgage loans will generally conform to those published in RFC’s client guide, as application to the “Jumbo A” program.

The underwriting standards contained in RFC’s client guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for mortgage passthrough certificates.  The mortgage loans may be underwritten by RFC or by a designated third party.  In some circumstances, however, the mortgage loans may be underwritten only by the seller.  RFC may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.  The mortgage loans in any mortgage pool may be underwritten by RFC, a seller or a designated third party through the use of an automated underwriting system.  Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review.  Loans underwritten through the use of an automated underwriting system may not require delivery to RFC of all or a portion of the related credit files.  For additional information regarding automated underwriting systems that are used by RFC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see “Automated Underwriting” below.

With respect to the underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, the underwriting standards include a set of specific criteria under which the underwriting evaluation is made.  However, the application of underwriting standards does not imply that each specific criterion was satisfied individually.  Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards.  For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

In addition, RFC purchases mortgage loans which do not conform to the underwriting standards contained in the RFC’s client guide.  A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by RFC.  The sellers who sell to RFC will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by RFC.  RFC will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards.  A portion of the mortgage loans will be purchased from sellers who will represent that the mortgage loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to RFC.  RFC may accept a certification from an insurance company or a confirmation by a third party as to a mortgage loan’s insurability in a mortgage pool as of the date of certification or confirmation as evidence of a mortgage loan conforming to applicable underwriting standards. Such certifications or confirmations will likely have been issued before the purchase of the mortgage loan by RFC.

The level of review by RFC, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

•

factors relating to the experience and status of the seller;

•

characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program; and

•

the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to RFC.

RFC typically will review a sample of the mortgage loans purchased by RFC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loans. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.

Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of various loan features, including maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

The underwriting standards utilized in negotiated transactions and master commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to mortgage loans underlying mortgage securities may vary substantially from the underwriting standards contained in RFC’s client guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower’s repayment ability and the adequacy of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, this description generally does not distinguish among the various underwriting standards applicable to the mortgage loans nor describes any review for compliance with applicable underwriting standards performed by RFC. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying underwriting standards will be equivalent under all circumstances.

RFC will also purchase mortgage loans from its affiliates, including GMAC Mortgage Corporation and HomeComings Financial Network, Inc., with underwriting standards in accordance with RFC’s client guide or as otherwise agreed to by RFC. However, in some limited circumstances, the mortgage loans may be employee or preferred customer loans with respect to which, in accordance with the related affiliate’s mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to mortgage loans made under any employee loan program maintained by RFC, or its affiliates, in limited circumstances preferential interest rates may be allowed, and primary insurance policies may not be required in connection with an loan-to-value ratio over 80%.

RFC’s Client Guide Standards. The following is a brief description of the underwriting standards set forth in RFC’s client guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower’s current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust. In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Alternatively, property valuations may be made under various other methods, including automated valuation models.

Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, credit scores may be obtained by RFC after the origination of a mortgage loan if the seller does not provide to RFC a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans amortize over a 15- to 40-year period.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of this prospectus supplement.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, buy-down mortgage loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the balloon loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

If so specified in this term sheet supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, contained in RFC’s client guide. This program permits mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months prior to the refinancing. In addition, the mortgagor’s income may not be verified, although continued employment is required to be verified. In some cases, the mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in this term sheet supplement. The underwriting standards set forth in RFC’s client guide will be varied in appropriate cases, including “limited’’ or “reduced loan documentation’’ mortgage loan programs. Some reduced loan documentation programs, for example, do not require income, employment or asset verifications. In most cases, in order to be eligible for a reduced loan documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower’s eligibility for this type of program may be determined by use of a credit scoring model.

In its evaluation of mortgage loans that have more than twelve months of payment experience, RFC tends to place greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors traditionally applied to newly originated mortgage loans. Some mortgage loans seasoned for over twelve months may be underwritten for purchase by RFC based on the borrower’s credit score and payment history, with no current income verification, and under alternative property valuation methods.

The mortgaged properties may be located in states where, in general, a lender providing credit on a single family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. RFC’s underwriting standards applicable to all states, including anti-deficiency states, typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by the appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support in the future the outstanding loan balance.

Automated Underwriting. In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. RFC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in RFC’s client guide as the underwriting criteria necessary to satisfy each underwriting program. The system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in RFC’s client guide for that underwriting program are not satisfied.

In some cases, RFC enters information into the automated underwriting system using documentation delivered to RFC by the seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before RFC will accept or reject the mortgage loan. For most sellers, RFC will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, RFC will approve that mortgage loan for purchase. In other cases, the seller enters the information directly into the automated underwriting system.  Mortgage loans that have been approved by the automated underwriting system, and submitted to RFC for purchase may be reviewed to verify that the information entered by the seller accurately reflects information contained in the underwriting documentation. For most sellers, RFC will verify the accuracy of the information with respect to a sample of that seller’s mortgage loans. Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in RFC’s client guide, which could in turn be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies RFC’s underwriting criteria.

Lydian Private Bank General Underwriting Standards

Lydian is a federal savings bank whose home office is located in Palm Beach, Florida.  Lydian is subject to examination and regulation by the Office of Thrift Supervision.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

Lydian’s underwriting standards are used to evaluate the borrower’s credit standing, the ability for the client to repay the debt and the value of the collateral being adequate and are applied in accordance with the applicable federal regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.  Generally, each borrower will have been required to complete an application designed to provide to the lender pertinent credit information concerning the borrower, however data used by Lydian Private Bank may have been obtained by a third party, such as a mortgage broker.  The information provided with respect to assets, liabilities, income (if applicable), credit history, employment history and personal information, is furnished with authorization to obtain a credit report summarizing the borrower’s credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the subject property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources.   In the case of second home properties, no income is considered for underwriting purposes.

With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits comply with Fannie Mae requirements.

For fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios of up to 95% for mortgage loans with original principal balances of up to $400,000 are allowed.  Mortgage Insurance is required for loans exceeding 80% loan to value.

Mortgage loans with principal balances exceeding $1,000,000 are allowed if the loan is secured by the borrower’s primary residence or second home. The loan-to- value ratio for this product may not exceed 75%. For cash out refinance loans, the maximum loan-to- value is 90% and the maximum “cash out” amount permitted is based on program requirements as outlined in the specific product matrix.   Typically, the maximum cash-out permitted for Gold product is $200,000 or 50% with no limitation of our Portfolio product.

Loan to value limitations are generally monitored by documentation level.  Less than fully-documented loans have lower loan-to-value and/or loan amount limits.

A prospective borrower must demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and the related monthly portion of property taxes, hazard insurance and mortgage insurance, if applicable) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.

If the borrower obtained a mortgage loan where the initial term is fixed for a period of 24 months or greater, the initial rate on the loan is used for determining the debt to income ratio. If the borrower obtained a loan with negative amortization, the monthly housing expense calculation is based upon the greater of 5.5% or the fully indexed mortgage note rate at the time of closing.  The maximum acceptable debt-to-income ratio varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower.  In addition to meeting the debt-to-income ratio guidelines, each borrower is required to have sufficient cash resources to pay the down payment and closing costs and sufficient cash reserves based on program parameters.

 Exceptions to Lydian’s underwriting guidelines may be granted if compensating factors are documented in the loan request file.  A pricing adjustment may apply.

Additionally, Lydian does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the mortgaged property, so long as the mortgage loan is in its adjustable rate period and the purchaser meets underwriting standards that are in effect at the time of assumption.

The credit report provides a credit score for each borrower and the content of the report is reviewed for each borrower. Credit scores are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. If three credit scores are obtained, Lydian applies the lowest middle score of all borrowers.  If two scores are provided, Lydian applies the lowest score of all borrowers.

Full/Alternative Documentation

Under full/alternative documentation, the borrower’s employment, income and assets are verified through written documentation, covering a time frame as indicated by Custom Desktop Underwriter to a maximum 2-year period for employment/income and a 2-month period for assets. Conforming loans are processed through Desktop Underwriter which affords the following documentation variations:

• Verbal verification of employment

• Less that 12 months employment verified

• 12-23 month employment term verified

• 24 months or more employment verified

• 1 or 2 months bank statement(s)

Stated Documentation

Under a stated income program, more emphasis is placed on the collateral, credit history and assets of the borrower than on the verified income of the borrower. Although the income is not verified, a 3rd party verification of the borrower’s employment is obtained without reference to income.   Assets are verified except in the case of the FNMA Quick Close program.

The Indices

The Index for each Mortgage Loan is one of the One-Year CMT Loan Index, the Six-Month LIBOR Index or the One-Year LIBOR Loan Index (each as defined below) or another index as described in the prospectus supplement and the prospectus.

The “One-Year CMT Loan Index” is the percentage derived from the average weekly or monthly yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published in Federal Reserve Statistical Release H.15(519).  Yields on Treasury securities are estimated from the U.S. Treasury’s daily yield curve.  This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market.  These market yields are calculated from composites of quotations reported by five leading U.S. securities dealers to the Federal Reserve Bank of New York.  The constant yield values are read from the yield curve at fixed maturities.  This method permits estimation of the yield for a one-year maturity, for example, even if no outstanding security has exactly one year remaining to maturity.  The Federal Reserve Statistical Release H.15(519) is released each Monday.

The average weekly yield reflected by the One-Year CMT Loan Index, when published, relates to daily yield quotations made during the preceding week.  Therefore, the mortgage interest rates will not necessarily reflect the current average on U.S. Treasury securities.

Listed below are some historical values of the One-Year CMT Loan Index determined from the monthly average yield beginning with 1993.  The historical values of the One-Year CMT Loan Index determined from the monthly average yield have not been identical to values determined from the weekly average yield but they have not differed in a material amount.  The values listed below are based upon Federal Reserve Statistical Release H.15(519).

Month	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006
January	3.50%	3.54%	7.05%	5.09%	5.61%	5.24%	4.51%	6.12%	4.81%	2.16%	1.36%	1.24%	2.86%	4.45%
February	3.39%	3.87%	6.70%	4.94%	5.53%	5.31%	4.70%	6.22%	4.68%	2.23%	1.30%	1.24%	3.03%	4.68%
March	3.33%	4.32%	6.43%	5.34%	5.80%	5.39%	4.78%	6.22%	4.30%	2.57%	1.24%	1.19%	3.30%	4.77%
April	3.24%	4.82%	6.27%	5.54%	5.99%	5.38%	4.69%	6.15%	3.98%	2.48%	1.27%	1.43%	3.32%
May	3.36%	5.31%	6.00%	5.64%	5.87%	5.44%	4.85%	6.33%	3.78%	2.35%	1.18%	1.78%	3.33%
June	3.54%	5.27%	5.64%	5.81%	5.69%	5.41%	5.10%	6.17%	3.58%	2.20%	1.01%	2.12%	3.36%
July	3.47%	5.48%	5.59%	5.85%	5.54%	5.36%	5.03%	6.08%	3.62%	1.96%	1.12%	2.10%	3.64%
August	3.44%	5.56%	5.75%	5.67%	5.56%	5.21%	5.20%	6.18%	3.47%	1.76%	1.31%	2.02%	3.87%
September	3.36%	5.76%	5.62%	5.83%	5.52%	4.71%	5.25%	6.13%	2.82%	1.72%	1.24%	2.12%	3.85%
October	3.39%	6.11%	5.59%	5.55%	5.46%	4.12%	5.43%	6.01%	2.33%	1.65%	1.25%	2.23%	4.18%
November	3.58%	6.54%	5.43%	5.42%	5.46%	4.53%	5.55%	6.09%	2.18%	1.49%	1.34%	2.50%	4.33%
December	3.61%	7.14%	5.31%	5.47%	5.53%	4.52%	5.84%	5.60%	2.22%	1.45%	1.31%	2.67%	4.35%

The above table does not purport to be, and is not, a prediction of the performance of the One-Year CMT Loan Index in the future.

The Six-Month LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six-month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the “Six-Month LIBOR Loan Index”).

The One-Year LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the “One-Year LIBOR Loan Index”).  With respect to Countrywide Servicing-serviced Mortgage Loans, in the event the applicable Index is no longer available, the Servicer will select a substitute Index in accordance with the mortgages and in compliance with federal and state law.

Additional Information

The Prospectus Supplement will contain important information about the Mortgage Loans including:

•

the mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

•

the initial Adjustment Dates and the Margins;

•

the years in which initial Scheduled Payments on the Mortgage Loans were due;

•

the current loan-to-value ratios of the Mortgage Loans;

•

the types of Mortgaged Properties;

•

the geographic distribution by state of the Mortgaged Properties;

•

the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

•

the original terms to maturity of the Mortgage Loans;

•

the interest rate Index and all applicable caps and floors for the mortgage interest rates;

•

the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

•

the mortgagor’s stated purpose of financing; and

•

the credit score ranges.

The credit score tables appearing in Appendix A of the prospectus supplement will show the credit scores, if any, that the servicers, originators, underwriters of the Mortgage Loans or GSMC collected for some mortgagors.  Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors.  Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness.  Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance.  In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this term sheet supplement.  Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt.  Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates.  In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the first paragraph under “Description of the Mortgage Pools,” that removal or addition will be noted in the Current Report on Form 8-K.

Transfer of the Mortgage Loans to the Trustee

The Mortgage Loans will be sold by GSMC to the Depositor as of the Cut-Off Date pursuant to assignment, assumption and recognition agreements among GSMC, the applicable Servicer and Seller and the Depositor.  The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date, will then be sold by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to the terms of the Trust Agreement.  In connection with such transfer, the Depositor will assign all of its rights and obligations under the Sale and Servicing Agreements (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee.  The Securities Administrator will execute, and the certificate registrar will, concurrent with such assignment, authenticate and deliver the certificates.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the “Mortgage Loan Schedule”).

As to each Mortgage Loan (except MERS loans, as described below), certain documents are required to be delivered to the applicable Custodian in accordance with the applicable Sale and Servicing Agreement.  Such documents generally include the original mortgage note or (if the original is lost, and to the extent permitted by such Sale and Servicing Agreement), a copy of such mortgage note with applicable addenda and riders, endorsed in blank, without recourse, by the Seller, the original assignment of mortgage and any intervening related assignments, and any modification or assumption agreements, and may include other relevant documentation.

Certain of the Mortgage Loans have been registered with the Mortgage Electronic Registration System (“MERS”).  For these Mortgage Loans, the applicable Custodian will not have original documentation.  Instead, the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale and Servicing Agreements generally provide that, if a document that should have been delivered to the applicable Custodian is missing or defective, and that defect or missing document materially and adversely affects the value of the Mortgage Loan, the Seller must deliver the missing document or correct or cure the defect, as applicable, within 90 days of written notice of the defect.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents, may limit the ability of a Servicer to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans.  As noted above, if a loss would result from a missing or defective document, the Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the applicable Sale and Servicing Agreement, each Seller made certain representations and warranties to GSMC in connection with the transfer of the Mortgage Loans as of the date of each such transfer.  In connection with the transfer of the Mortgage Loans to the Trust Fund, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trust Fund, will assign to the Trustee on behalf of the Issuing Entity all of its rights under the Sale and Servicing Agreements, including the benefit of the representations and warranties.  The following is a general  summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the Mortgage Loans in the related Sale and Servicing Agreement.  In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the mortgage loans.  Each representation made by the related Seller was made as of the date that it sold the Mortgage Loans to GSMC.  GSMC will bring down all loan level representations and warranties through the Closing Date.  In addition, GSMC will make the representation and warranty in clause (xxxiv) directly to the Trustee on behalf of the Issuing Entity, as of the Closing Date.

(i)

Mortgage Loan Schedule.  The information set forth in the Mortgage Loan schedule attached to the applicable Sale and Servicing Agreement is true and correct as of the relevant cut-off date;

(ii)

Payment History.  All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and no Mortgage Loan payment has been thirty days or more delinquent more than once in the twelve-month period preceding the closing date;

(iii)

No Outstanding Charges.  There are no defaults by the Seller in complying with the terms of the mortgage note or mortgage.  To the best knowledge of each Seller, all taxes and government assessments, insurance premiums, water, sewer and municipal charges due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(iv)

Original Terms Unmodified.  The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related Sale and Servicing Agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, and the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement.  No mortgagor has been released in whole or in part;

(v)

No Defenses.  The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(vi)

No Satisfaction of Mortgage.  The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii)

Validity of Documents.  The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms.  Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii)

Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with, and the Servicer will maintain and deliver upon demand evidence of such compliance; and all inspections, licenses and certificates required for the occupied portion of each Mortgaged Property have been obtained;

(ix)

Valid First Lien; No Mechanics’ Liens.  The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to the lien of current property taxes and other assessments not yet due and payable, covenants and conditions specified in the title insurance policy and other matters to which similar properties are commonly subject.  No mechanics’ liens or similar liens have been filed having the same priority as the lien of the related mortgage, which are not insured against by the applicable title insurance policy;

(x)

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xi)

Ownership.  The Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged.  Prior to the transfer by the Seller, the Seller had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xii)

Origination/Doing Business.  The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  All parties having an interest in the Mortgage Loan were in compliance with all applicable state licensing requirements where (1) the Mortgaged Property is located and any qualification requirements of Fannie Mae or Freddie Mac, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or their operating subsidiaries) or (5) not doing business in such state;

(xiii)

Title Insurance.  Each Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to Fannie Mae or Freddie Mac.  The related Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xiv)

Customary Provisions.  The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xv)

Occupancy.  At origination and to the best of the Seller’s knowledge, the Mortgaged Property was lawfully occupied under applicable law;

(xvi)

No Additional Collateral.  The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xvii)

Transfer of Mortgage Loans.  The assignment of mortgage for each Mortgage Loan that is not a MERS Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xviii)

Collection Practices; Escrow Deposits.  The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business and have been conducted in accordance with the terms of the related mortgage note and mortgage.  All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law;

(xix)

Mortgaged Property Undamaged; No Condemnation.  The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and, to the best of such Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(xx)

Insurance.  The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by the applicable federal insurer.  The mortgage obligates the mortgagor to pay the cost of maintaining such insurance;

(xxi)

Payment Terms.  The mortgage note is payable on the first day of each month, in equal monthly installments of principal and interest over a term of no more than thirty years; provided, that monthly installments of interest may change due to adjustments to the mortgage interest rate on interest rate adjustment dates.  No Mortgage Loan has a shared appreciation or other contingent interest feature or permits negative amortization;

(xxii)

No Defaults.  Except with respect to delinquencies identified on the Mortgage Loan schedule of the relevant agreement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(xxiii)

Loan-to-Value Ratio.  The loan-to-value ratio of each Mortgage Loan was less than 125% at either the time of its origination or refinancing, as applicable;

(xxiv)

Primary Mortgage Insurance.  All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid.  Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy (unless an exception was made in the applicable Sale and Servicing Agreement) issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxv)

No Foreclosure.  No Mortgaged Property is subject to pending foreclosure proceedings or a written foreclosure agreement;

(xxvi)

No Mortgagor Bankruptcy.  To the best of the applicable Seller’s knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the relevant closing date and the Seller has not received notice that any mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxvii)

No Adverse Selection.  The applicable Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

(xxviii)

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxix)

Deeds of Trust.  In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

(xxx)

The Appraisal.  The Mortgage Loan documents contain an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac, as applicable;

(xxxi)

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act;

(xxxii)

No Additional Payments.  There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the mortgagor;

(xxxiii)

Comparable and Complete Mortgage Loan File.  Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(xxxiv)

HOEPA.  No Mortgage Loan is classified as “high cost” or “predatory” mortgage loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a “high cost” mortgage loan under any applicable federal or state laws;

(xxxv)

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

(xxxvi)

No Credit Insurance Policies.  No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies; and

(xxxvii)

Prepayment Penalty Term.  No Mortgage Loan originated on or after October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination.  No Mortgage Loan originated before October 1, 2002, will impose a prepayment premium for a term in excess of five years after its origination.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement.  Within the applicable time period under the related Sale and Servicing Agreement, the Seller will be required to cure such breach, and if such breach cannot be cured within such time period, the Seller will be required to repurchase the Mortgage Loan from the Trust Fund.  The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law.  None of the Sellers or the Servicers will have the right to substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred.  The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises.  GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust Fund.

If any defective Mortgage Loan is not repurchased by the Seller or GSMC, as applicable, and losses occur on such Mortgage Loan, such losses will be allocated to the class of certificates as described under “Credit Enhancements—Subordination” in this term sheet supplement.

None of the Servicers, Master Servicer, Securities Administrator, Trustee, Depositor or any of their respective affiliates has made the foregoing representations and warranties and none of them will have any obligation to repurchase a Mortgage Loan if the Seller or GSMC, as applicable, defaults on its obligation to repurchase a Mortgage Loan from the Trust Fund in connection with a breach of a representation and warranty or in connection with a defective document as described above.

In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee.  Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

STATIC POOL INFORMATION

The Sponsor

Information concerning the sponsor’s prior residential mortgage loan securitizations involving mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2006-AR2.”  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement.  Information under "Original Pool Characteristics" for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this term sheet supplement.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention:  Jennifer Cohen, telephone number (212) 357-2280.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

Countrywide Home Loans, Inc.

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200604. The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

National City Mortgage Co.

Certain static pool data and delinquency data for National City Mortgage Co. is available on the internet at  by clicking on the hyperlink entitled "GSR 2006-AR2” (the “National City Mortgage Co. Static Pool Data”).  As used in the National City Mortgage Co. Static Pool Data, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when National City Mortgage Co. has determined that it has received all payments or cash recoveries which National City Mortgage Co. reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the National City Mortgage Co. Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

GMAC Mortgage Corporation

Certain static pool data and delinquency data for GMAC Mortgage Corporation is available on the internet at  by clicking on the hyperlink entitled "GSR 2006-AR2” (the “GMAC Mortgage Corporation Static Pool Data”).  As used in the GMAC Mortgage Corporation Static Pool Data, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when GMACM has determined that it has received all payments or cash recoveries which GMACM reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the GMACM Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Residential Funding Corporation

Certain static pool data and delinquency data for Residential Funding Corporation is available on the internet at  by clicking on the hyperlink entitled "GSR 2006-AR2” (the “RFC Static Pool Data”).  As used in the RFC Static Pool Data, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date:  “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on.  The determination as to whether a mortgage falls into these categories is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when RFC has determined that it has received all payments or cash recoveries which RFC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the RFC Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "Sponsor").  GSMC is the parent of the Depositor and an affiliate of the underwriter.

GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS).  GSMC’s executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.  GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale.  In addition, GSMC provides warehouse and repurchase financing to mortgage lenders.  GSMC does not service loans.  Instead GSMC contracts with another entity to service the loans on its behalf.  GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

GSMC has been active as a sponsor in the securitization market since 2001.  As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

As of January 1, 2006, GSMC has sponsored the securitization of approximately $100,913,776,942 of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA, second lien, HELOC, "scratch and dent," re-performing and seasoned loans.

GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001.  The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

Year	Approximate Volume
2001	$0.4 billion
2002	$8.6 billion
2003	$7.8 billion
2004	$10.3 billion
2005	$16.8 billion

GSMC acquires residential mortgage loans in two contexts:

(1)

(1)

through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

(2)

(2)

through conduit purchases.

Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller.  GSMC’s review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks.  The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

The underwriting guideline review considers mortgage loan origination processes and systems.  In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers’ ability to provide loan-level data.  In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

THE DEPOSITOR

The Depositor is GS Mortgage Securities Corp., a Delaware corporation.  The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter.  The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

THE ISSUING ENTITY

GSR Mortgage Loan Trust 2006-AR2, the Issuing Entity, will be formed on the Closing Date pursuant to the Trust Agreement.  The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates.  The fiscal year end for the Issuing Entity will be March 31, commencing with March 31, 2006.

THE TRUSTEE

Citibank, N.A. (“Citibank”) will act as Trustee under the Trust Agreement.

The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank, N.A. has primary corporate trust offices located in both New York and London.  Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the fourth quarter of 2005, Citibank’s Agency & Trust group manages in excess of 3.2 trillion in fixed income and equity investments on behalf of 2,500 corporations worldwide.  Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.   Citibank, N.A. currently acts as trustee on approximately 151 various residential mortgage-backed transactions.

As compensation for its services as Trustee under the Trust Agreement, the Trustee will be entitled to an annual fee equal to $3,000, which will be payable by the Securities Administrator from investment earnings on amounts on deposit in the Certificate Account.  The Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to assume, or appoint a successor servicer to assume, the servicing duties of such removed or resigned Servicer.

The Trust Agreement provides that the Trustee and any officer, employee or agent of the Trustee, or its designee, including in its capacity as successor Master Servicer, will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Trustee arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

The Trustee is eligible to serve as such under the Trust Agreement only so long as it is a corporation or banking association organized and doing business under the laws of the United States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of fat least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor.  If no successor has been appointed and has accepted appointment within 60 days after the resignation of the Trustee, the resigning Trustee , may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor.  The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights.  Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. ("Wells Fargo") will act as Securities Administrator under the Trust Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the Originator and the Servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Trust Agreement, the Securities Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports, and the preparation and filing of tax returns on behalf of the trust REMICs, monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  The Securities Administrator also will act as paying agent and certificate registrar for the certificates.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995.  As of November 30, 2005, Wells Fargo was acting as Securities Administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

The Securities Administrator will act as certificate registrar of the certificates.  The Depositor, the Sponsor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and Securities Administrator.  Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Trustee and the Servicers.

The Securities Administrator will receive, as compensation for acting in such capacity (the “Securities Administrator Fee”), interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders, after payment of the Trustee Fee.

The Trust Agreement provides that the Securities Administrator and any officer, employee or agent of the Securities Administrator will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Securities Administrator arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

For information, with respect to the Securities Administrator’s liability under the trust agreement and any indemnification that the Securities Administrator will be entitled to from the trust, see "The Master Servicer—Indemnification and Third Party Claims" in this term sheet supplement.

The Securities Administrator will be required to prepare and deliver a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

THE CREDIT RISK ADVISOR

If specified in the prospectus supplement, a Credit Risk Advisor under the Trust Agreement will monitor and make recommendations to the Master Servicer with respect to certain of the Mortgage Loans regarding certain delinquent and defaulted Mortgage Loans.  In the performance of its duties, the Credit Risk Advisor will rely upon mortgage loan data that is privately procured, publicly available or obtained through specific arrangement with the Master Servicer.  The Master Servicer will be under no contractual obligation to perform in accordance with the Credit Risk Advisor’s advice, or recommend performance by the applicable Servicer in accordance with such advice.  As the Credit Risk Advisor will have no right to compel the Master Servicer to follow its recommendations, no assurances can be given that the Credit Risk Advisor will be able to influence master servicing procedures.

The Credit Risk Advisor will be entitled to receive an aggregate monthly fee (the “Credit Risk Advisor’s Fee”) on each Distribution Date until (a) the Credit Risk Advisor is no longer the Credit Risk Advisor under the Trust Agreement or (b) the retirement of the applicable Certificates in accordance with the provisions of the Trust Agreement.  This fee will be paid on each Distribution Date prior to any payments to holders of the related Certificates at a rate equal to 0.0025% per annum (the “Credit Risk Advisor’s Fee Rate”), calculated on the aggregate outstanding principal balance of the related Mortgage Loans immediately preceding such Distribution Date.

Upon the occurrence of certain events as specified in the Trust Agreement, the entity acting as Credit Risk Advisor will cease to be the Credit Risk Advisor.  In such an event, the Credit Risk Advisor’s Fee will be distributed to certain of the Residual Certificates.  In no event will the Credit Risk Advisor’s Fee be available to make distributions to any other class of certificates.

THE CUSTODIANS

Each of the Custodians will act as custodian of the related Mortgage Loans pursuant to one or more separate custodial agreements and, in such capacity, and pursuant to the Trust Agreement, will execute and deliver to the Securities Administrator, on behalf of the Trustee, a custodial receipt representing that such Custodian possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to such custodial agreement or custodial agreements, as the case may be.

Each Custodian is responsible to hold and safeguard the applicable mortgage notes and other contents of the mortgage files on behalf of the Trustee, the Securities Administrator and the Certificateholders.

The Custodians will be required to prepare and deliver a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

THE MASTER SERVICER

General

Wells Fargo Bank will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Sale and Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer Events of Default under the terms of any Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting Servicer.  As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive the interest or investment income, or a portion of the interest or investment income, earned by it on amounts deposited in, or credited to, the Master Servicer Account (the “Master Servicing Fee”). The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders. In the event the Master Servicer, as successor servicer, assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (i) the Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under “—Indemnification and Third Party Claims,” and (iv) any other amounts it is entitled to receive under the terms of the Trust Agreement.  The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and will be entitled to reimbursement therefor from the successor servicer and/or the terminated servicer.  To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer will be reimbursed from the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, grounded upon, or resulting from a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement.  It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties.  Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement.  Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement.  The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement.  The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer will be indemnified and held harmless from the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trustee on behalf of the Issuing Entity, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (ii) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement.  The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account.  Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment; provided, however, that the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund.

The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, nor will it delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, the Securities Administrator and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer.  If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the mortgage loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

The Master Servicer shall not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured.  Any resignation of the Master Servicer shall be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor.  No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer appointed by the Trustee shall have assumed, the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a “Master Servicer Event of Default” by the Master Servicer:  (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer as successor servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days; (g) an affiliate of the Master Servicer that performs any back-up servicing duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor; or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may, and upon direction from 51% of the certificateholders shall, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon direction from 51% of the certificateholders shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause.  Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer’s expense.  The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement, which transfer of duties must occur within 90 days of termination of the Master Servicer.

Reports by the Master Servicer

On or before the second business day preceding each Distribution Date, the Master Servicer shall, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator, or cause the Servicers to prepare and distribute to the Securities Administrator, certain reports related to the certificates and the Mortgage Loans.  See “Description of the Certificates—Reports to Certificateholders.” In addition, the Master Servicer will prepare and deliver certain other statements of compliance and reports on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

Assumption of Master Servicing by Trustee

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor Servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the Depositor and the Rating Agencies.  The Trustee, its designee or any successor Master Servicer appointed by the Trustee will be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as master servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.  To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer will deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

General

It is anticipated that the Mortgage Loans will initially be serviced by Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation, National City Mortgage Co., Lydian Private Bank, American Home Mortgage Servicing, Inc., Residential Funding Corporation and various other mortgage loan servicers (each, a “Servicer” and together, the “Servicers”).

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement as a result of the occurrence of unremedied Events of Default (as defined herein).  Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

The information provided below under “—Countrywide Home Loans Servicing LP,” “—GMAC Mortgage Corporation – Servicing,” “—National City Mortgage Co.,” “—Lydian Private Bank,” and “—Residential Funding Corporation” is provided for certain of the servicers that are unaffiliated with the Depositor and that are expected to service 20% or more of the Mortgage Loans.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires.  In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production.  The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production

		Ten Months
	Year Ended	Ended	Years Ended
	February 28,	December 31,	December 31,
	2001	2001	2002	2003	2004	2005
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	240,608	504,975	999,448	1,517,743	846,395	809,630
Volume of Loans	$ 34,434	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.1%
Conventional Non-conforming Loans Number of Loans	86,600	137,593	277,626	554,571	509,711	826,178
Volume of Loans	$ 11,394	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.9%
FHA/VA Loans Number of Loans	118,673	118,734	157,626	196,063	105,562	80,528
Volume of Loans	$ 13,075	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712
Percent of Total Dollar Volume	18.9%	11.4%	7.6%	5.6%	3.6%	2.2%
Prime Home Equity Loans Number of Loans	119,045	164,503	316,049	453,817	587,046	683,887
Volume of Loans	$ 4,660	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.7%
Nonprime Mortgage Loans Number of Loans	51,706	43,359	63,195	124,205	250,030	278,112
Volume of Loans	$ 5,360	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%
Total Loans Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	2,678,335
Volume of Loans	$ 68,923	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947
Average Loan Amount	$ 112,000	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	53%
Adjustable-Rate Loans(1)	14%	12%	14%	21%	52%	52%

_________

(1)

Percentage of total loan production based on dollar volume.

Loan Servicing.  Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures.  When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

GMAC Mortgage Corporation

Servicing Activities

GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2004, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2 million of residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 loans having an aggregate unpaid principal balance of over $13.9 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period.  GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $182.6 billion, $30.7 billion, $18.2 billion and $12.0 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,380,985	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$182,644	$165,521	$153,601	$150,421
Percentage Change from Prior Year	10.34%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	66,266	53,119	34,041	36,225
Dollar Amount of Loans	$30,739	$23,604	$13,937	$12,543
Percentage Change from Prior Year	30.23%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	184,665	191,844	191,023	230,085
Dollar Amount of Loans	$18,241	$18,328	$17,594	$21,174
Percentage Change from Prior Year	(0.47)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	377,049	350,334	282,128	261,416
Dollar Amount of Loans	$12,044	$10,374	$7,023	$6,666
Percentage Change from Prior Year	16.10%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,008,965	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$243,668	$217,827	$192,155	$190,804
Percentage Change from Prior Year	11.86%	13.36%	0.71%	N/A

Billing and Payment Procedures.  As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

As used in the GMAC Mortgage Corporation Static Pool Data, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when GMAC Mortgage Corporation has determined that it has received all payments or cash recoveries which GMAC Mortgage Corporation reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the GMAC Mortgage Corporation Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage Corporation may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage Corporation of any of its responsibilities or liabilities as a servicer.

National City Mortgage Co.

National City Mortgage is a division of National City Bank of Indiana which is a wholly owned subsidiary of National City Corporation (NCC).  National City Mortgage is a leading originator of residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 States from coast to coast.

National City Mortgage has over 50 years of experience in originating residential mortgage loans.  The predecessor of National City Mortgage, North Central Mortgage Corporation, was founded in 1955.  Since then, the company has been owned by Society Corporation and Shawmut Bank before being purchased by National City Corporation in 1989.  In 1989 the name was changed to National City Mortgage Co. Since the acquisition by National City Corporation, National City Mortgage has grown through the acquisitions of Gem Mortgage Corporation, Merchants National Bank, Integra Mortgage Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of America, AccuBanc Mortgage, and Muirfield Mortgage.

National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending.  National City Mortgage has the financial strength and stability that makes us one of the top 10 largest mortgage originators in the nation.

As of December 31, 2005, National City Mortgage Co. serviced more than 1.1 million mortgage loans totaling approximately $169.0 billion.  National City Mortgage Co.’s portfolio is composed of approximately $145.3 billion in conventional loans and $23.7 billion in FHA/VA loans.   See attached table:

National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company’s Intranet.  These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company’s responsible lending policy.

Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization.  Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel.  These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues.  Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

Lydian Private Bank

General.

Lydian is a federal savings bank whose home office is located in Palm Beach, Florida.  Lydian is subject to examination and regulation by the Office of Thrift Supervision.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

Lydian originates and purchases 1-to 4- family mortgage loans primarily through its VirtualBank and VirtualBank Mortgage divisions.  Lydian has been originating and servicing 1-4 family mortgage loans since 2000, and as of December 31, 2005 it acted as servicer or subservicer for $1,761,455,210 in 1- to 4- family mortgage loans.  Lydian acts as servicer with respect to loans held for its own account and as servicer or subservicer for mortgage loans that it has originated and sold to third parties.  Lydian services traditional first lien and junior lien mortgage loans (both conforming and jumbo) and home equity loans and lines of credit.   These loans include fixed and variable rate, interest-only and Option ARM loans.  Lydian, at any time, may outsource certain functions relating to the servicing of loan.  At present Lydian outsources its satisfaction processing of all paid-in-full mortgage loans.

As servicer, Lydian performs functions including sending monthly billing statements to borrowers, communicating with borrowers regarding their loan, collecting and remitting payments of principal and interest on the loans, holding impounds for the payment of taxes and insurance, preparing tax related information on the loans, loss mitigation, foreclosure oversight and REO disposition, and general loan administration. Servicing operations are externally audited annually for compliance with the Uniform Single Attestation Program and are also subject to external audits by various investors, master servicers and the Office of Thrift Supervision. Lydian maintains an internal audit program which reviews servicing operations on an annual basis.

In the past three years Lydian has not been in material noncompliance with applicable servicing criteria with respect to a securitization in connection with which it acts as services, and Lydian, as servicer, has not been terminated in any securitization, nor have there been any material defaults or early amortization of mortgage loans within securizations involving Lydian as a servicer.

No material litigation or governmental proceeding is pending against Lydian that would have a material adverse effect on the Certificates.  The financial condition of Lydian does not pose any material risks to its ability to service the mortgage loans.

Collection Procedures.

Lydian employs a variety of collection procedures during the various stages of delinquency that take into account several variables, including but not limited to borrower credit score, prior delinquency and loan balance.  The primary purpose of all collection efforts performed by Lydian is to bring a delinquent mortgage loan current in as short a time as possible.  Mortgage loans are reported delinquent in the following manner:  30-59 days delinquent, 60-89 days delinquent, and 90+ days delinquent.  Loans that are 90+ days delinquent may or may not be in foreclosure or bankruptcy.  Late charges are assessed on mortgage loans in accordance with the terms of the related mortgage note.  Mortgage loans making partial payment and mortgage loans on payment plans or forbearance plans are reported consistent with their actual number of days contractually delinquent. Re-aging and restructured loans are handled to Lydian’s modification processes and procedures.

The primary purpose of all collection efforts performed by Lydian is to bring a delinquent mortgage loan current as quickly as possible. Telephone calls are used as the principal form of contacting a mortgagor, but Lydian supplements these efforts with late charge notifications and collection letters.   Delinquent collection calls begin as of the 16th day of delinquency and continue until either payment is received, or satisfactory repayment arrangements have been agreed upon with the customer.  Outbound calling is made five days per week from 8:30 a.m. Eastern time to 5:30 p.m. EST, and as needed beyond these hours but within the applicable limitations of the Fair Debt Collections Practices Act.  Spanish-speaking customer service and collection representatives are employed.

Prior to initiating foreclosure proceedings, Lydian makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring mortgage loans to foreclosure, and loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.   Loss mitigation solicitation efforts include outbound calling strategies and financial interviews with customers in order to identify and implement default resolutions, such as payment forbearance plans.  A mortgagor’s reason for default is documented and tracked for each loan on the mortgage loan servicing system.  Lydian will take action to foreclose a mortgage only after projecting the ultimate gain or loss from REO sale.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

Under the direction of its General Counsel, Lydian utilizes a network of approved attorneys for bankruptcy, foreclosure, REO disposition and loss mitigation legal actions.  Billing accuracy and timeline management adherence is monitored by management to effectively manage any initiated legal action.

Advances.

Consistent with the terms of the related Servicing Agreement and subject to REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, Lydian may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such wavier, modification, postponement of indulgence is not materially adverse to the certificateholders.

Lydian is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. During the past three years Lydian has made all advances required to be made on residential mortgage loans serviced by it during such period:

	As of December 31,
	2005	2004	2003
Total LSFO	$320,237.81	$ 337,614.75	$ 105,393.09
Total Bank Owned	$249,783.76	$ 284,106.46	$ 265,816.25
	$570,021.57	$ 621,721.21	$ 371,209.34

As outlined in the related Servicing Agreement, Lydian shall be entitled to make withdrawals from the custodial accounts for reimbursement of certain servicer advances, and Lydian generally will not be liable for any losses on the Mortgage Loans relating to the liquidation of REO assets.

Aggregate 1-4 Family Mortgage Servicing Portfolio Principal Balance as of (Millions):
December 31,
2005	2004	2003	2002

$1,761	$1,739	$1,226	$440.5

	As of December 31,
	2005		2004		2003		2002
Period of Delinquency	By Number of Loans	By Principal Balance	By Number of Loans	By Principal Balance	By Number of Loans	By Principal Balance	By Number of Loans	By Principal Balance
30 to 59 days	0.10%	0.06%	0.13%	0.09%	0.13%	0.13%	0.00%	0.00%
60 to 89 days	0.00%	0.00%	0.04%	0.02%	0.00%	0.00%	0.10%	0.22%
90 days or more	0.04%	0.03%	0.04%	0.02%	0.10%	0.13%	0.00%	0.00%
Total	0.14%	0.09%	0.21%	0.13%	0.23%	0.26%	0.10%	0.22%
Foreclosure	0.04%	0.18%	0.00%	0.00%	0.06%	0.24%	0.50%	0.89%

There can be no assurance that the delinquency, foreclosure and loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables or in the Static Pool information. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans in the trust.

Residential Funding Corporation

General.  RFC, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.  RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  Its telephone number is (952) 857-7000.  RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York.  RFC finances its operations primarily through its securitization program.

RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties.  General Motors Acceptance Corporation purchased RFC in 1990.  RFC began to acquire and service “Alt-A” mortgages and closedend and revolving loans secured by second liens in 1995.  RFC also expanded its business to include “subprime” first lien mortgage loans in 1995.

Legal Proceedings.  There are no material pending legal or other proceedings involving the Mortgage Loans or RFC, as originator and servicer, or Homecomings Financial Network, Inc.  (“Homecomings”), as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

RFC is currently party to various legal proceedings arising from time to time in the ordinary course of its business, some of which purport to be class actions. Based on information currently available, it is the opinion of RFC that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on RFC. Any such unfavorable outcome could adversely affect the ability of RFC to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of RFC with a successor servicer.

Origination Experience - Size, Composition and Growth of Portfolio. The following tables set forth the aggregate principal amount of first lien mortgage loans originated or acquired by RFC under its origination and acquisition programs for the past five years. RFC originated and acquired approximately $24.9 billion and $2.6 billion in initial aggregate principal amount of mortgage assets in the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC originated and acquired approximately $55.2 billion and $4.4 billion in initial aggregate principal amount of mortgage assets in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The dollar amounts shown below are based on the applicable cut-off date principal balances when the mortgage loans were securitized or sold. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

RFC Volume by Applicable Cut-Off Date Principal Balance

First Lien Originations	2000	2001	2002	2003	2004	2005
Prime(1)	$8,247,053,478	$16,387,846,100	$16,177,753,813	$18,964,072,062	$11,953,278,792	$24,149,038,614
Non-Prime(2)	$7,375,208,806	$7,566,949,253	$15,475,700,554	$27,931,235,627	$24,408,531,445	$27,928,496,334
Total	$15,622,262,283	$23,954,795,353	$31,653,454,367	$46,895,307,689	$36,361,810,237	$52,077,534,948

Prime(1)	52.79%	68.41%	51.11%	40.44%	32.87%	46.37%
Non-Prime(2)	47.21%	31.59%	48.89%	59.56%	67.13%	53.63%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	98.71%	-1.28%	17.22%	-36.97%	102.03%
Non-Prime(2)	2.60%	104.52%	80.48%	-12.61%	14.42%
Total	53.34%	32.14%	48.15%	-22.46%	43.22%

RFC Volume by Applicable Cut-Off Date Principal Balance

Second Lien Originations	2000	2001	2002	2003	2004	2005
Prime(1)	$2,773,314,981	$2,438,519,235	$2,875,005,049	$3,207,008,585	$2,085,015,925	$2,409,506,573
Non-Prime(2)
Total	$2,773,314,981	$2,438,519,235	$2,875,005,049	$3,207,008,585	$2,085,015,925	$2,409,506,573

Prime(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime(2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	-12.07%	17.90%	11.55%	-34.99%	15.56%
Non-Prime(2)
Total	-12.07%	17.90%	11.55%	-34.99%	15.56%

RFC Number of Loan Originations

First Lien Originations	2000	2001	2002	2003	2004	2005
Prime(1)	36,840	57,758	68,077	86,166	55,773	91,631
Non-Prime(2)	75,373	71,443	136,789	200,446	170,696	173,796
Total	112,213	129,201	204,866	286,612	226,469	265,427
	32.83%	44.70%	33.23%	30.06%	24.63%	34.52%
Prime(1)
Non-Prime(2)	67.17%	55.30%	66.77%	69.94%	75.37%	65.48%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	56.78%	17.87%	26.57%	-35.27%	64.29%
Non-Prime(2)	-5.21%	91.47%	46.54%	-14.84%	1.82%
Total	15.14%	58.56%	39.90%	-20.98%	17.20%

RFC Number of Loan Origination

Second Lien Originations	2000	2001	2002	2003	2004	2005
Prime(1)	75,386	62,952	73,188	84,962	51,614	53,071
Non-Prime(2)
Total	75,386	62,952	73,188	84,962	51,614	53,071

Prime(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime(2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	-16.49%	16.26%	16.09%	-39.25%	2.82%
Non-Prime(2)
Total	-16.49%	16.26%	16.09%	-39.25%	2.82%

(1)

Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.

(2)

Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

RFC’s Servicing Experience and Procedures

RFC Master Servicing Experience.  The following tables set forth the annual average outstanding principal balance, calculated as of year end, of mortgage loans master serviced by RFC for the past five years, and the annual average number of such loans for the same period.  RFC was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  RFC was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

RFC Volume by Outstanding Average Principal Balance
First Lien Mortgages	2000	2001	2002	2003	2004	2005
Prime(1)	$53,467,014,362	$51,374,446,489	$43,282,264,857	$33,749,084,171	$32,453,682,854	$47,935,800,813
Non-Prime(2)	$12,841,997,282	$16,429,992,363	$24,910,565,613	$39,334,697,127	$50,509,138,736	$53,938,083,312
Total	$66,309,011,644	$67,804,438,852	$68,192,830,470	$73,083,781,298	$82,962,821,591	$101,873,884,125
Prime(1)	80.63%	75.77%	63.47%	46.18%	39.12%	47.05%
Non-Prime(2)	19.37%	24.23%	36.53%	53.82%	60.88%	52.95%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	-3.91%	-15.75%	-22.03%	-3.84%	47.71%
Non-Prime(2)	27.94%	51.62%	57.90%	28.41%	6.79%
Total	2.26%	0.57%	7.17%	13.52%	22.79%

RFC Volume by Outstanding Average Principal Balance
Junior Liens Mortgages	2000	2001	2002	2003	2004	2005
Prime(1)	$3,085,655,496	$3,512,887,567	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777
Non-Prime(2)
Total	$3,085,655,496	$3,512,887,567	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777
Prime(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime(2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	13.85%	16.79%	6.40%	17.65%	6.63%
Non-Prime(2)
Total	13.85%	16.79%	6.40%	17.65%	6.63%

RFC Volume by Number of Loans
First Lien Mortgages	2001	2001	2002	2003	2004	2005
Prime(1)	254,740	237,946	202,938	168,654	156,745	201,903
Non-Prime(2)	130,516	168,058	242,625	341,863	414,639	411,550
Total	385,256	406,004	445,563	510,517	571,384	613,453
Prime(1)	66.12%	58.61%	45.55%	33.04%	27.43%	32.91%
Non-Prime(2)	33.88%	41.39%	54.45%	66.96%	72.57%	67.09%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	-6.59%	-14.71%	-16.89%	-7.06%	28.81%
Non-Prime(2)	28.76%	44.37%	40.90%	21.29%	-0.74%
Total	5.39%	9.74%	14.58%	11.92%	7.36%

RFC Volume by Number of Loans
Junior Liens Mortgages	2000	2001	2002	2003	2004	2005
Prime(1)	84,743	104,044	118,773	127,833	147,647	143,713
Non-Prime(2)
Total	84,743	104,044	118,773	127,833	147,647	143,713
Prime(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime(2)
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	22.78%	14.16%	7.63%	15.50%	-2.66%
Non-Prime(2)
Total	22.78%	14.16%	7.63%	15.50%	-2.66%

__________________

(1)

Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home

Equity Loans and Home Equity Revolving Credit Line junior lien programs.

(2)

Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

As master servicer, RFC’s responsibilities include:

•

receiving funds from subservicers;

•

reconciling servicing activity with respect to the mortgage loans;

•

calculating remittance amounts to certificateholders;

•

sending remittances to the securities administrator for distributions to certificateholders;

•

investor and tax reporting;

•

coordinating loan repurchases;

•

oversight of all servicing activity, including subservicers;

•

following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

•

approval of loss mitigation strategies;

•

management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

•

providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

RFC may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve RFC of any of its responsibilities or liabilities under the related servicing agreement.

Homecomings Financial Network, Inc. Pursuant to the terms of a subservicing agreement with RFC, Homecomings will subservice substantially all of the Mortgage Loans for which RFC is the named servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the paragraphs below.

Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of RFC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings’ total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings’ servicing operations.  Approximately 85% of the mortgage loans currently serviced by RFC are subserviced by Homecomings. As of December 31, 2005, Homecomings serviced approximately 782,000 mortgage loans with an aggregate principal balance of approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings’ servicing activities have included the activities specified below.

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer.

The following tables sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Homecomings Volume by Year End Outstanding Principal Balance
First Lien Mortgages	2001	2002	2003	2004	2005
Prime(1)	$25,532,458,680	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126
Non-Prime(2)	$17,039,860,699	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214
Total	$42,572,319,379	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340
Prime(1)	59.97%	49.96%	43.07%	41.56%	46.10%
Non-Prime(2)	40.03%	50.04%	56.93%	58.44%	53.90%
Total	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage change from the prior year

Prime(1)	-6.30%	7.09%	9.55%	6.64%	39.53%
Non-Prime(2)	56.49%	60.71%	44.56%	13.47%	15.99%
Total	11.62%	28.55%	27.07%	10.53%	25.78%

Homecomings Volume by Year End Outstanding Principal Balance
Junior Liens Mortgages	2001	2002	2003	2004	2005
Prime(1)	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087
Non-Prime(2)	—	—	—	—	—
Total	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087
Prime(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime(2)	—	—	—	—	—
Total	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage change from the prior year

Prime(1)	NA	-4.94%	-2.95%	27255%	-1.68%
Non-Prime(2)	—	—	—	—	—
Total	NA	-4.94%	-2.95%	2.25%	-1.68%

Homecomings Volume by Number of Loans

Junior Lien Mortgages	2001	2002	2003	2004	2005
Prime(1)	133,632	125,209	143,645	150,297	187,773
Non-Prime(2)	168,185	257,077	341,190	373,473	394,776
Total	301,817	382,286	484,835	523,770	582,549
Prime(1)	44.28%	32.75%	29.63%	28.70%	32.23%
Non-Prime(2)	55.72%	67.25%	70.37%	71.30%	67.77%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year

Prime(1)	-9.85%	-6.30%	14.72%	4.63%	24.93%
Non-Prime(2)	38.47%	52.85%	32.72%	9.46%	5.70%
Total	11.91%	26.66%	26.83%	8.03%	11.22%

Homecomings Volume by Number of Loans

Junior Lien Mortgages	2001	2002	2003	2004	2005
Prime(1)	228,946	217,031	211,585	210,778	199,600
Non-Prime(2)	—	—	—	—	—
Total	228,946	217,031	211,585	210,778	199,600
Prime(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime(2)	—	—	—	—	—
Total	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage change from the prior year

Prime(1)	NA	-5.20%	-2.51%	-0.38%	-5.30%
Non-Prime(2)	—	—	—	—	—
Total	NA	-5.20%	-2.51%	-0.38%	-5.30%

(1)

Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.

(2)

Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

Homecomings Subservicing Experience.  In its role as subservicer, Homecomings is generally responsible for the following

•

communicating with borrowers;

•

sending monthly remittance statements to borrowers;

•

collecting payments from borrowers;

•

recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the servicer, together with any other sums paid by borrowers that are required to be remitted;

•

accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•

accurate and timely reporting of negative amortization amounts, if any;

•

paying escrows for borrowers, if applicable;

•

calculating and reporting payoffs and liquidations;

•

maintaining an individual file for each loan; and

•

maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing Compensation and the Payment of Expenses

A servicing fee for each Mortgage Loan will be payable to each Servicer at the Servicing Fee Rate.  The “Servicing Fee Rate” is the per annum rate at which the servicing fee accrues on the principal balance of each Mortgage Loan.  The Servicing Fee Rates will be as described in the Prospectus Supplement.  The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders.  The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees, late fees and prepayment fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account.

Collection and Other Servicing Procedures

The various mortgagors are generally required to make monthly payments of principal and interest (“Scheduled Payments”) to the Servicers due on the Mortgage Loans.  Each applicable Sale and Servicing Agreement generally requires the related Servicer to proceed diligently to collect all payments due under the Mortgage Loans and in substance to service the Mortgage Loans according to servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are consistent with the federal Real Estate Settlement Procedures Act and applicable state law and accepted servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans.

Each Servicer will be required to deposit in a collection account on a daily basis, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under “Credit Enhancement—Reserve and Other Accounts.”  Each applicable Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated not less than “A-1” by S&P and “Prime-1” by Moody’s Investors Service, Inc., or whatever ratings satisfy rating requirements of any rating agency that rates any of the certificates.

Pursuant to each applicable Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an “Escrow Account”) into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums and other comparable items.  Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the related Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account.  Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will be obligated to make advances to such accounts when a deficiency exists in such accounts.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

The Servicers will be required to cause each mortgagor to maintain for each Mortgage Loan hazard insurance such that all buildings on the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae and Freddie Mac or conforming to the related underwriting guidelines, as applicable, against loss by fire and other hazards, with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan.  If a hazard insurance policy is in danger of being terminated, or if the insurer ceases to be acceptable, the related Servicer will be required to notify the related mortgagor and the Securities Administrator, and will use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, may a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Servicers will be required to verify that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.

The Servicers are required to maintain hazard and flood insurance on any property acquired following foreclosure as to which a realized loss has not yet been taken similar to the insurance required above, as well as liability insurance.  A Servicer may satisfy its obligation to maintain the foregoing insurance by obtaining a blanket policy on all of the Mortgage Loans that it services, which policy satisfied the requirements set forth above.

All policies are required to name the related Servicer or the Trustee as loss payee and shall be endorsed with standard or union mortgagee clauses, which shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Compliance

In addition, during or prior to March of each year, commencing with March 2007, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on such review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, during or prior to March of each year, commencing with March 2007, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, each Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an “Assessment of Compliance”) that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) applicable to such party that contains the following:

(a)

a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)

a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)

the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year provided, however, the Custodians will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the applicable Sale and Servicing Agreement.

Servicer Events of Default

Events of default (“Events of Default”) under each applicable Sale and Servicing Agreement will occur if:

(i)

the Servicer fails to remit any required payments under the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of three business days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(ii)

the Servicer fails to transmit reports and certifications to the Master Servicer as required under the relevant Sale and Servicing Agreement;

(iii)

the Servicer fails to observe or perform in any material respect any covenant or agreement in the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(iv)

the Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required;

(v)

certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the Servicer which are not discharged or stayed within 60 days, or the Servicer takes certain actions indicating its insolvency;

(vi)

the Servicer admits in writing its inability to pay its obligations as they become due;

(vii)

the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(viii)

the Servicer attempts to assign the relevant Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such Sale and Servicing Agreement.

Rights upon Events of Default

So long as a “Servicer Event of Default” under any Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and at the direction of the certificateholders evidencing not less than 51% of the voting rights, shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the related Sale and Servicing Agreement.  On the effective date of the notice of termination and pursuant to the Trust Agreement, if no successor servicer is willing or able to assume servicing duties under the relevant Sale and Servicing Agreement, the Master Servicer will succeed to all of the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements.  There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer, nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period.  In the event the Master Servicer is unwilling or unable to serve as successor Servicer, or if the certificateholders evidencing not less than 51% of the voting rights request in writing, the Master Servicer shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the Rating Agencies, having a net worth of at least $25,000,000 and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under such Sale and Servicing Agreement.  Pending such appointment, the Master Servicer is obligated to act in such capacity.  Any successor servicer will be entitled to the same servicing compensation as the predecessor Servicer.  In addition, certificateholders evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; however, an Event of Default with respect to a Servicer’s obligation to make Servicing Advances or P&I Advances or any other Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Event of Default.

Certain Matters Regarding the Servicers

Pursuant to the applicable Sale and Servicing Agreement, a Servicer may not assign a Sale and Servicing Agreement or the servicing thereunder, or delegate all or any portion of its rights or duties under such Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Trustee, the Securities Administrator and the Master Servicer, which consent may not be unreasonably withheld.

A Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except by mutual consent of such Servicer and the Trustee or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such Servicer.  Any such determination permitting the resignation of a Servicer must be evidenced by an opinion of counsel delivered to the Master Servicer and the Securities Administrator, and in form and substance acceptable to the Trustee, the Master Servicer and the Securities Administrator.  No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement provides that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, so long as such entity is a Fannie Mae/Freddie Mac approved servicer.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer under the related Sale and Servicing Agreement either assigns such agreement or the servicing responsibilities thereunder or delegates all or any portion of its duties thereunder or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will have the right to terminate such Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Sale and Servicing Agreements provide that neither the Servicers nor any of its directors, officers, employees or agents will have any liability to the Trust Fund for any action taken or for refraining from taking any action in good faith pursuant to the applicable Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such person against any breach of warranties or representations made in the related Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement.  The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the applicable Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that a Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto.  In such event, the Servicer shall be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action.

With respect to the applicable Sale and Servicing Agreement, such Servicer will be indemnified and held harmless from the Trust Fund against any and all losses that it may sustain as a result of any act or omission on the part of the Trustee on behalf of the Trust Fund.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement of which this term sheet supplement is a part.  The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates.  The Offered Certificates (as defined below) will not be issued unless they receive the rating or ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch” and, together with S&P, the “Rating Agencies”) indicated in the term sheet.  On or about April 28, 2006 (the “Closing Date”), the Offered Certificates, other than the Subordinate Certificates indicated in the term sheet, will qualify as “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Each Sale and Servicing Agreement obligates the related Servicer to make advances when payments on the Mortgage Loans are delinquent and such Servicer determines that certain other conditions are satisfied, as described in this term sheet supplement under “—Advances.”  If a Servicer fails to make such Advances, then the Master Servicer or the Trustee, in its capacity as successor master servicer, or another successor master servicer, will be obligated to make such Advances to the extent described in the Trust Agreement.

The Mortgage Pass-Through Certificates, Series 2006-AR2 will consist of the classes indicated in the prospectus supplement.

Collectively, the certificates will represent the ownership of the property in the Trust Fund.  Legal title to the property of the Trust Fund will be held by the Trustee.  Only the “Senior Certificates”, the “Senior Subordinate Certificates” and, if applicable, the “Residual Certificates” (together with the Senior Certificates and the Senior Subordinate Certificates, the “Offered Certificates”) will be offered by the prospectus supplement.  The “Junior Subordinate Certificates” will not be offered hereby.  The Senior Subordinate Certificates together with the Junior Subordinate Certificates are sometimes referred to herein as the “Subordinate Certificates.”  Certain of the certificates may sometimes be referred to as the “Super Senior Certificates.”  Certain of the certificates may sometimes be referred to as the “Senior Support Certificates.”

The “Class Principal Balance” for any Distribution Date and for any class of certificates (other than any Interest Only Certificates (as defined below)) will equal the aggregate amount of principal to which it is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class.  The “Certificate Principal Balance,” for any individual certificate, will be the portion of the corresponding Class Principal Balance that it represents.

It is possible that a certain class or classes of certificates (the “Interest Only Certificates”) will be issued from the Trust Fund.  These certificates will not have a Class Principal Balance, but will only have a notional amount.  The “Notional Amount” for any Distribution Date and any class of Interest Only Certificates will be equal to an amount equal to the aggregate Class Principal Balance of certain of the other Offered Certificates, as described in the term sheet and the prospectus supplement, if applicable.

The Senior Certificates (other than any Interest Only Certificates) will each be issued in minimum denominations of not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount.  The Subordinate Certificates will each be issued in minimum denominations equivalent to not less than $250,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. Any Interest Only Certificates may be offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000. Each class of the Residual Certificates will be issued in a combined, registered, certificated form in a single denomination representing a 99.99% percentage interest in the residual interest in each related REMIC.  The remaining 0.01% percentage interest of each class of Residual Certificates will be sold to the Securities Administrator.

Distributions on a group of classes of certificates (each, a “Certificate Group”) will generally be based on payments received or advanced on the Mortgage Loans in the related Loan Group and groups of Loan Groups may, collectively be grouped together as a “Track.”  Distributions on a Track of Subordinate Certificates may be based on payments received or advanced in respect of all of the Mortgage Loans relating to a Track Loan Group.

With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than any Interest Only Certificates) will be 100% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding. If Interest Only Certificates are issued, then the percentage described in the preceding sentence will be 99% instead of 100%, and with respect to any date of determination, the percentage of all the voting rights allocated among holders of any Interest Only Certificates will be 1%. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or Notional Amount, of those certificates.

Distributions will be made to certificateholders of record on the last business day of the interest accrual period for each class related to the applicable Distribution Date (the “Record Date”).  All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates other than the Residual Certificates, by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000.  The Securities Administrator may charge the holder a fee for any payment made by wire transfer.  Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.

Distributions

Beginning on May 25, 2006, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a “Distribution Date”) thereafter, after reimbursement of any Advances to a Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor servicer, if such Advance is not made by the Servicer), distributions will be made, to the extent of funds available therefor, in the order and priority described in the prospectus supplement which, generally, will be as described in the term sheet.

If the Subordination Level for any class of Subordinate Certificates on any Distribution Date is less than the Subordination Level on the Closing Date (the “Initial Subordination Level”) for such class of certificates (such class, the “Affected Subordinate Certificates”), the aggregate amount of principal prepayments otherwise payable on such Distribution Date to such classes of Subordinate Certificates will be allocated:

(1)

pro rata (based on their respective Class Principal Balance) to each class of related Subordinate Certificates whose Subordination Level equals or exceeds its Initial Subordination Level and the related class of Affected Subordinate Certificates having the lowest numerical designation, or

(2)

if no class of related Subordinate Certificates has a Subordination Level equal to or in excess of its Initial Subordination Level, to the related class of Affected Subordinate Certificates having the lowest numerical designation up to an amount sufficient to restore its Subordination Level to its Initial Subordination Level, and then to the related class of Affected Subordinate Certificates having the next lowest numerical designation, in the same manner.

Although each class of Subordinate Certificates will be entitled to its pro rata portion of the Subordinate Principal Distribution Amount with respect to the applicable Loan Groups, the aggregate Available Distribution Amount for the applicable Loan Groups may not be sufficient (after payment of amounts due to the related Senior Certificates) to pay to each class of Subordinate Certificates its pro rata share of the related Subordinate Principal Distribution Amount, in which case the Available Distribution Amount for each Loan Group will be distributed in the priority described above, subject to the exceptions described in the section below entitled “—Principal Distribution Amount.”

With respect to any class of Subordinate Certificates, the “Subordination Level” on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of the related classes of Subordinate Certificates that are subordinate to that class by the sum of the Class Principal Balances of all related classes of certificates, before giving effect to distributions and allocations of Realized Losses to the applicable certificates on that date.

In the event that an optional purchase of the Loans or a Track of Loans occurs, in either case as described in the section below entitled “—Optional Purchase,” the amount of any Fair Market Value Excess (as defined below) will be distributed to certain of the Residual Certificates, in each case in accordance with the provisions of the Trust Agreement.

The formula for calculating the applicable interest rate for each class of the offered certificates (the “Certificate Rate”) on any Distribution Date will be set forth in the term sheet and in the footnotes to the table on the cover of the prospectus supplement.  The “Net Rate” for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less (a) the Servicing Fee Rate (as defined herein), (b) the Lender Paid Mortgage Insurance Rate, if applicable, and (c) if applicable, the Credit Risk Advisor’s Fee.  The “Lender Paid Mortgage Insurance Rate” means, with respect to certain of the Mortgage Loans, the per annum rate that represents the portion of the interest payment due from the related borrower that will be used by the related Servicer to pay the premium for the required primary mortgage guaranty insurance policy.  “Accrued Certificate Interest” with respect to any class of certificates on each Distribution Date will equal (1) the product of (a) the Certificate Rate for such class, (b) a fraction, the numerator of which is the number of days  in the related Interest Accrual Period and the denominator of which is 360 and (c) the applicable Class Principal Balance plus (2) interest accrued but not paid on prior Distribution Dates.  Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below.  The “Interest Accrual Period” with respect to any Distribution Date will be (i) the calendar month preceding the current Distribution Date, calculated on the basis of a 360-day year consisting of twelve thirty-day months or (ii) the prior distribution date (or the Closing date in the case of the first interest accrual period) to the day preceding the current distribution date, calculated on the basis of a 360-day year and an actual number of days elapsed.  As to any class of certificates, the Class Principal Balance as of the close of business on each Distribution Date will equal the initial Class Principal Balance of such class reduced by all principal payments (other than reimbursements of Realized Losses) previously distributed to such class and all Realized Losses previously allocated to such class.

The “Group Subordinate Amount” as to any Distribution Date and the Mortgage Loans in any particular Loan Group, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in that Loan Group for the preceding Distribution Date over the aggregate Class Principal Balance of the Certificates related to that Loan Group after giving effect to distributions on that preceding Distribution Date.

Each Servicer is obligated to remit to the Master Servicer from the Servicer’s own funds, who will remit to the Securities Administrator, before each Distribution Date, an amount necessary to compensate the Trust Fund for interest not earned on the Mortgage Loans as a result of prepayments (“Compensating Interest”); provided, however, that, generally, the Compensating Interest to be paid by the Servicer is limited to, (i) with respect to certain of the Servicers, the lesser of one-half of (a) the related servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the Servicers, their respective servicing fee, and may not fully compensate certificateholders for such lost interest.  Any such deficiency will constitute a prepayment interest shortfall.  See “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement.  Any prepayment interest shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayments occurred and the related classes of Subordinate Certificates in proportion to the amount of interest to which each such class of related Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, in each case in reduction of that amount.  Interest shortfalls attributable to the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws, are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group.  Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Administration Fees

As described under the definition of "Available Distribution Amount" in this term sheet supplement, funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the servicing fee payable on each Mortgage Loan and compensation payable to the Master Servicer and the Trustee.  On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicers and the Trustee will be entitled to their fee, expenses and indemnification amounts prior to the certificateholders receiving any distributions.  The servicing fee for any Distribution Date for any Mortgage Loan will be an amount equal to one-twelfth of the servicing fee rate, on the Stated Principal Balance of such Mortgage Loan.  The servicing fee rates generally represent the rates expected for the Mortgage Loans and the actual servicing fee rates for the Mortgage Loans may exceed these rates, for example, the servicing fee rate for certain mortgage loans serviced by Countrywide may increase in the future to a per annum servicing fee rate of 0.375%.  The servicing fee rates are more fully described in the Prospectus Supplement.

Principal Distribution Amount

On each Distribution Date, to the extent of the Available Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Distribution Date and each Loan Group will be distributed in the priority described above.

The “Senior Principal Distribution Amount” for each Loan Group and each Distribution Date will equal the sum of:

(i)

the Senior Percentage of the Principal Payment Amount for such Loan Group,

(ii)

the Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group,

(iii)

the Senior Liquidation Amount for such Loan Group,

(iv)

with respect to certain of the Loan Groups, crossover amounts, if applicable (allocable to principal) (as described under “Credit Enhancements”), if any, received from another such Loan Group and

(v)

the Senior Prepayment Percentage of any Subsequent Recoveries, with respect to the Mortgage Loans in such Loan Group.

The “Subordinate Principal Distribution Amount” for any Distribution Date will equal, for the applicable Loan Group, (x) the sum of the Principal Payment Amount, the Principal Prepayment Amount, and the Liquidation Principal for such Loan Group minus (y) the Senior Principal Distribution Amount for such Loan Group, minus (z) with respect to certain of the Loan Groups, the crossover amounts, if applicable, if any, allocable to principal paid to the Senior Certificates related to another such Loan Group or Loan Groups.

For any Distribution Date and any Loan Group, the “Principal Payment Amount” is the sum, for the Mortgage Loans in that Loan Group, of the portion of Scheduled Payments due on the Due Date immediately before the Distribution Date that are allocable to principal on those Mortgage Loans.

The “Senior Percentage” for each Loan Group and any Distribution Date will equal the lesser of (a) 100% and (b) the sum of the Class Principal Balance (immediately before the Distribution Date) of the Senior Certificates related to such Loan Group, divided by the aggregate scheduled principal balance of the Mortgage Loans in such Loan Group as of the Due Date in the prior calendar month, after giving effect to the Scheduled Payments due on that Due Date (whether or not received).

The “Subordinate Percentage” for each Loan Group and any Distribution Date will equal 100% minus the related Senior Percentage.

The “Principal Prepayment Amount”, for any Distribution Date and any Loan Group, will equal the sum, for all of the Mortgage Loans in that Loan Group, of all Payoffs and Curtailments relating to the Mortgage Loans in that Loan Group that were received during the preceding calendar month.  “Payoffs” are prepayments in full on a Mortgage Loan and “Curtailments” are partial prepayments on a Mortgage Loan.  The “Senior Prepayment Percentage” for the Track 1 Loan Group for each Distribution Date on or before April 2016 will equal 100%.  After the Distribution Date in April 2016, the percentages for the Track 1 Loan Group will be calculated as follows:

•

for any Distribution Date occurring in or between May 2016 and April 2017, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in or between May 2017 and April 2018, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in or between May 2018 and April 2019, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in or between May 2019 and April 2020, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date (other than the final Distribution Date) occurring in or after May 2020, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date; and

•

for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

The “Senior Prepayment Percentage” for the Track 2 Loan Group for each Distribution Date on or before April 2013 will equal 100%.  After the Distribution Date in April 2013, the percentages for the Track 2 Loan Group will be calculated as follows:

•

for any Distribution Date occurring in or between May 2013 and April 2014, the related Senior Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in or between May 2014 and April 2015, the related Senior Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in or between May 2015 and April 2016, the related Senior Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in or between May 2016 and April 2017, the related Senior Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date (other than the final Distribution Date) occurring in or after May 2017, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date; and

•

for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph.  On any Distribution Date, for each track independently:

•

if the Senior Percentage for certain of the Loan Groups for that Distribution Date exceeds the initial Senior Percentage for such Loan Groups as of the Closing Date, then the Senior Prepayment Percentage for such Loan Groups for that Distribution Date will equal 100%;

•

if before the Distribution Date in May 2009 (i) the combined Subordinate Percentage for certain of the Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in such Loan Groups is less than or equal to 20% of the initial aggregate Class Principal Balance of the related Subordinate Certificates, then the Senior Prepayment Percentage for such Loan Groups for such Distribution Date will equal the Senior Percentage for such Loan Groups plus 50% of the related Subordinate Percentage for that Distribution Date; and

•

if on or after the Distribution Date in May 2009, (i) the combined Subordinate Percentage for certain of the Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of Realized Losses realized on the Mortgage Loans in the such Loan Groups is less than or equal to 30% of the initial aggregate Class Principal Balance of the related Subordinate Certificates, then the Senior Prepayment Percentage for such Loan Groups for such Distribution Date will equal the Senior Percentage for such Loan Groups

Notwithstanding the above, on any Distribution Date, if and so long as (as is more precisely set forth in the Trust Agreement) (1)(A) the aggregate delinquencies on the Mortgage Loans (or on the Mortgage Loans in a particular Track) (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 50% of the aggregate principal balance of the Subordinate Certificates (or the Subordinate Certificates related to a particular Track), or (B) cumulative Realized Losses on the Mortgage Loans (or on the Mortgage Loans in a particular Track) as of the Distribution Dates prior to May 2014, May 2015, May 2016 and May 2017 (and each May thereafter) exceed 30%, 35%, 40%, 45% and 50%, respectively, of the aggregate initial Class Principal Balance of the Subordinate Certificates (or the Subordinate Certificates related to a particular Track), then the Senior Prepayment Percentage for each related Certificate Group for that Distribution Date will be 100%.

The “Senior Liquidation Amount”, for any Distribution Date and any Loan Group, will equal the aggregate, for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Senior Percentage for the related Loan Group of the scheduled principal balance of that Mortgage Loan and (ii) the Senior Prepayment Percentage for the related Loan Group of the Liquidation Principal derived from that Mortgage Loan.

“Liquidation Principal” is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date.  A “Liquidated Mortgage Loan” is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

“Liquidation Proceeds” means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the applicable Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

Subordination and Allocation of Losses

The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this term sheet supplement.  The support provided by the Subordinate Certificates to the related Senior Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such related Senior Certificates protection against certain losses.  The protection afforded to the Senior Certificates by the related Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates prior to any allocation of Realized Losses to the related Senior Certificates.  In addition, each of the Senior Support Certificates will provide credit support to the related Super Senior Certificates by means of the allocation of Realized Losses (other than Excess Special Losses) to such Senior Support Certificates prior to any allocation of Realized Losses to such Super Senior Certificates.

In addition, each class of Subordinate Certificates will be subordinate to each class of related Subordinate Certificates with a lower numerical class designation.  The protection afforded a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those related classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses (other than Excess Special Losses) to the related Subordinate Certificates in reverse order of numerical designation.

A “Realized Loss” on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the disposition of such Mortgage Loan.  Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust Fund and modifications of defaulted Mortgage Loans.

Realized Losses (other than Excess Special Losses) realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the related Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero. If applicable, because, for example, the Track 1 Subordinate Certificates represent interests in certificates related to the Track 1 Loan Group, the Class Principal Balances of the Track 1 Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in the Track 1 Loan Group.  Therefore, the allocation to the Track 1 Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in the Track 1 Loan Group will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in the Track 1 Loan Group which did not incur the loss.  If the Class Principal Balances of all of the Track 1 Subordinate Certificates have been reduced to zero, further Realized Losses on the Mortgage Loans in the Track 1 Loan Group would be allocated pro rata to the Senior Certificates related to the Loan Group or Loan Groups in which such Realized Losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of each such class of certificates has been reduced to zero; provided, however, that Realized Losses (other than Excess Special Losses) on the Mortgage Loans otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of each such class until the Certificate Balance of each such class has been reduced to zero, and thereafter to the Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero.  The same concepts described in this paragraph would be applicable to other Tracks, if any.

An exception to the general rule for allocating Realized Losses is the allocation of certain Special Losses in excess of the thresholds described below.  “Special Losses” consist of losses on the Mortgage Loans due to bankruptcy of the related mortgagors, fraud on the part of any party to the related mortgage documents and special hazard losses such as natural disasters, which are not covered by standard hazard insurance policies or flood insurance policies required to be in place for every Mortgage Loan, as described under “The Servicers—Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans.”  Any Special Losses (other than Excess Special Losses, as defined below) that are realized as of any Distribution Date will be allocated in the same manner as Realized Losses, as described above.  “Excess Special Losses” are any Special Losses that exceed, as of the current Distribution Date (taking into account the cumulative amount of such Special Losses that has been realized since the Cut-Off Date), certain levels established by the applicable Rating Agencies based on the Mortgage Loans as of the Cut-Off Date.

Amounts received in respect of principal on a Mortgage Loan that has previously been allocated as a Realized Loss, Special Loss or Excess Special Loss to a class of certificates (“Subsequent Recoveries”) will be treated as a principal prepayment.  In addition, the Class Principal Balance of each class of certificates to which Realized Losses, Special Losses and Excess Special Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses, Special Losses and Excess Special Losses previously allocated to reduce the Class Principal Balance.

The Residual Certificates

Each class of Residual Certificates will receive $100 of principal on the first Distribution Date as well as one month’s interest on that amount and will not receive any distributions of interest or principal on any other Distribution Date.  However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under “—Optional Purchase” below, are expected to be zero) in the Certificate Account from the Available Distribution Amount for each related Loan Group after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust Fund, together with excess Liquidation Proceeds, if any, as set forth under “—Distributions” above.  Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of related certificates on any Distribution Date.  The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under “—Optional Purchase” below).  See “Federal Income Tax Consequences” in this term sheet supplement and “Federal Income Tax Consequences” in the prospectus.

Advances

For each Mortgage Loan, the applicable Servicer will make advances to the Certificate Account on or before each Distribution Date to cover any shortfall between (i) payments scheduled to be received for that Mortgage Loan and (ii) the amounts actually collected on account of those payments (each, a “P&I Advance”).  In addition, such Servicer will advance, as necessary, amounts necessary to preserve the Trust Fund’s interest in the Mortgage Loans and the related Mortgaged Properties, such as property taxes or insurance premiums that the related mortgagor failed to pay (such advances, “Servicing Advances” and, together with P&I Advances, “Advances”).  However, if the Servicer determines, in good faith, that an P&I Advance would not be recoverable from insurance proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not be obligated to make an Advance.  Advances are reimbursable to the Servicer from cash in the respective collection account before payments to the certificateholders if the Servicer determines that Advances previously made are not recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan.  The Master Servicer (or the Trustee, acting as successor master servicer, or another successor in the event that the Master Servicer fails to make such Advances as required), acting as successor servicer, will advance its own funds to make P&I Advances if the applicable Servicer fails to do so (unless the Master Servicer or the Trustee, in its capacity as successor Master Servicer, or other successor servicer , as applicable, deems the P&I Advance to be nonrecoverable) as required under the Trust Agreement.

Upon liquidation of a Mortgage Loan, a Servicer (and the Master Servicer or Trustee, in its capacity as successor Master Servicer, if either has made any P&I Advances on behalf of the Servicer) will be entitled to reimbursement of such Advances, including expenses incurred by it in connection with such Mortgage Loan.  The Servicer will be entitled to withdraw (or debit) from the applicable collection account out of Liquidation Proceeds or insurance proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such proceeds to certificateholders, amounts equal to its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any P&I Advances made on the Mortgage Loan.  If a Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related collection account out of related Liquidation Proceeds or insurance proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

The rights of each Servicer or any successor servicer to receive servicing fees or other compensation (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders to receive distributions on the certificates.

Available Distribution Amount

On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include Scheduled Payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this term sheet supplement.

The “Available Distribution Amount”, for any Distribution Date for each Loan Group, as more fully described in the Trust Agreement, will equal the sum, for the Mortgage Loans in the Loan Group, of the following amounts:

(a)

the total amount of all cash received from or on behalf of the mortgagors or advanced by a Servicer (or the Master Servicer as successor servicer, or any other successor servicer) on the Mortgage Loans and not previously distributed (including P&I Advances made by a Servicer (or the Master Servicer as successor servicer, or any other successor servicer) and proceeds of Mortgage Loans in the Loan Group that are liquidated), except:

(i)

all Scheduled Payments collected but due on a Due Date after that Distribution Date;

(ii)

all Curtailments received after the previous calendar month;

(iii)

all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

(iv)

Liquidation Proceeds and insurance proceeds received on the Mortgage Loans in the Loan Group after the previous calendar month;

(v)

all amounts in the Certificate Account that are due and reimbursable to the applicable Servicer under the related Sale and Servicing Agreement;

(vi)

the servicing compensation and Master Servicer, Securities Administrator and Trustee compensation for each Mortgage Loan in the Loan Group for that Distribution Date;

(vii)

any cash required to be crossed over to any other Loan Group as described under “Credit Enhancements”; and

(viii)

such Loan Group’s share of all amounts reimbursable on such Distribution Date to the Securities Administrator, the Master Servicer, the Custodians or the Trustee;

(b)

the total amount of any cash received during the calendar month prior to that Distribution Date by the Trustee, the Securities Administrator or the Servicer as a result of the repurchase by the Seller or GSMC, as applicable, of any Mortgage Loans in the Loan Group as a result of defective documentation or a breach of representations and warranties;

(c)

any amounts crossed over from another Loan Group or Loan Groups to such Loan Group or Loan Groups as described under “Subordination and Allocation of Losses”; and

(d)

the amount of any Subsequent Recoveries received with respect to the Mortgage Loans of such Loan Group.

Optional Purchase

If the Mortgage Loans are grouped into Tracks, then:

(A) On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Track 1 Loan Group is less than 10% of the aggregate scheduled principal balance of the Track 1 Loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, the Master Servicer may purchase from the Trust Fund the Track 1 Loans and all property acquired in respect of any Track 1 Loan remaining in the Trust Fund.  Any such optional purchase will cause the retirement of the Track 1 Certificates.

(B) On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Track 2 Loan Group is less than 10% of the aggregate scheduled principal balance of the Track 2 Loans as of the Cut-Off Date, the Master Servicer may purchase from the Trust Fund the Track 2 Loans and all property acquired in respect of any Track 2 Loan remaining in the Trust Fund.  Any such optional purchase will cause the retirement of the Track 2 Certificates.

If the Mortgage Loans are not grouped into Tracks, then on any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 10% of the aggregate scheduled principal balance of the Mortgage Loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, the Master Servicer may purchase from the Trust Fund the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund.  Any such optional purchase will cause the retirement of the Certificates.

In the case of any event described in the preceding three paragraphs, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the certificates, (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans for any REO property remaining in the Trust Fund, plus accrued interest at the applicable mortgage rates (less the related Servicing Fee Rates) and (2) the current appraised value of any such REO property and (c) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan remaining in the Trust Fund, and (y) the aggregate fair market value of all the assets in the Trust Fund related to the Mortgage Loans, the Track 1 Loan Group or the Track 2 Loan Group, as applicable, as determined in accordance with the Trust Agreement.  The proceeds of the sale of such assets of the Trust Fund (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the “Fair Market Value Excess”)) will be distributed to the holders of the Certificates, the Track 1 Certificates or the Track 2 Certificates, as applicable, in accordance with the order of priorities set forth under “Description of the Certificates–Distributions.”  Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans, the Track 1 Loans or the Track 2 Loans, as applicable, will be distributed to the holders of the related Residual Certificates.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the related Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders.  Accordingly, the exercise of the right to purchase the Mortgage Loans or assets of the Track 1 Loan Group or the Track 2 Loan Group as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased.  See “Administration—Termination; Optional Termination” in the prospectus.

Rated Final Distribution Date

The rated final Distribution Date for distributions on the certificates will be the distribution date occurring in April 2036.  The rated final Distribution Date of each class of certificates was determined by adding one month to the maturity date of the latest maturing Mortgage Loan in the related Loan Group.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers, setting forth:

(i)

the class factor for each class of certificates;

(ii)

the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;

(iii)

the Available Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

(iv)

the amount of such distributions to the holders of certificates of such class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any Payoffs, Principal Prepayment Amounts paid by the borrower, Liquidation Proceeds, condemnation proceeds and insurance proceeds;

(v)

the amount of such distributions to the holders of certificates of such class allocable to interest, and the Certificate Rate applicable to each class (separately identifying (i) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months);

(vi)

the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available Distribution Amount for such Distribution Date;

(vii)

if applicable, the aggregate amount of outstanding Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or Trustee or other successor Servicer during the calendar month preceding the Distribution Date;

(viii)

the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

(ix)

the number and aggregate scheduled principal balance of Mortgage Loans as reported to the Securities Administrator by the applicable Servicer, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) that have become REO property; (iii) as to which foreclosure proceedings have been commenced and (iv) as to which the related borrower is subject to a bankruptcy proceeding;

(x)

with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;

(xi)

the aggregate Class Principal Balance of each class of certificates (and, in the case of any certificate with no Class Principal Balance, the notional amount of such class) after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

(xii)

the aggregate amount of (i) Payoffs and Principal Prepayments made by borrowers, (ii) the amount of any proceeds from any repurchase of any Mortgage Loans by a Seller; (iii) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (iv) Realized Losses incurred during the related Prepayment Period;

(xiii)

the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

(xiv)

the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date;

(xv)

the Senior Percentages, the Senior Prepayment Percentages, the Subordinate Percentages and the Subordinate Prepayment Percentages, if any, for such Distribution Date;

(xvi)

such other information as provided in the Trust Agreement.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance, then the amounts shall be expressed as a dollar amount per 10% percentage interest.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses (i), (ii), (iii) and (iv) above with respect to the period during which such person was a certificateholder.  Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s internet website.  The Securities Administrator’s website will be located at , and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045).  The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes.  The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Trust Fund through the EDGAR system.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups.  The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable Certificate Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).  Distributions to each Certificate Group generally relate to payments on the Mortgage Loans in the related Loan Group, except in the limited circumstances described in this term sheet supplement.  Distributions to the Subordinate Certificates relate to payments on all of the Mortgage Loans in the related Loan Group or Loan Groups.

Generally, the Mortgage Loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on each Adjustment Date to a rate based on an index plus a fixed margin.  As of the Cut-Off Date, the Mortgage Loans in each of the Loan Groups had remaining fixed rate periods in the ranges described above under “Description of the Mortgage Pool—General.”  When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Initial Rate Adjustment Cap, if any, the Subsequent Rate Adjustment Cap, if any, the Lifetime Cap, the Lifetime Floor, if any, and the Index in effect generally forty-five days before the Adjustment Date in the case of the One-Year CMT Loan Index, and either twenty-five or forty-five days before the Adjustment Date, in the case of the Six-Month LIBOR Loan Index and the One-Year LIBOR Loan Index.  The Indices may not rise and fall consistently with mortgage interest rates.  As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, each Mortgage Loan has a Lifetime Cap, and each Mortgage Loan has a Lifetime Floor, which is equal to the Margin.

Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagor’s adjustable rate mortgage loans.  The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.  In addition, the Certificate Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust.  Certain of the Mortgage Loans may pay interest only and, if so, will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Absent compensating interest, therefore, the Trust Fund will suffer an interest shortfall in the amount due to certificateholders.  Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, each Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer.  The amount of Compensating Interest to be paid by a Servicer on any Distribution Date will generally not exceed, (i) with respect to Countrywide Servicing, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to Bank of America, Nat City and RFC, their respective servicing fee. In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer shall not exceed the amount of Master Servicer’s compensation for that period.

To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated pro rata to all classes of the Senior Certificates (including the Super Senior Certificates) related to the Loan Group in which the prepayment occurred and the related Subordinate Certificates, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the amount of interest to which a portion of the related Subordinate Certificates equal to the related Group Subordinate Amount would otherwise be entitled, in reduction of that amount.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations.  See “Risk Factors” in this term sheet supplement and “Yield and Prepayment Considerations” in the prospectus.  It is expect that most of the mortgagors may prepay the Mortgage Loans at any time without penalty.  A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected.  As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected.  Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium.  Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated.  There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates.  Investors are encouraged to fully consider all of the associated risks.

Lack of Historical Prepayment Data

There is no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data is not available because the Mortgage Loans underlying the certificates are not a representative sample of Mortgage Loans generally.  In addition, historical data available for Mortgage Loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the Mortgage Loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

We make no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the term sheet, the prospectus supplement or below in “—Yield Considerations with Respect to the Senior Subordinate Certificates.”  Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates.  Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

Yield Considerations with Respect to any Interest Only Certificates

The yield to maturity on any Interest Only Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups.  Because the interest payable to any Interest Only Certificates will based on the excess of the weighted average Net Rate of the Mortgage Loans in the applicable Loan Group over the Certificate Rate of related certificates applied to a notional amount equal to the aggregate Class Principal Balance of the related certificates, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Mortgage Loans in the applicable Loan Group or Loan Groups, especially those with the highest interest rates.  If the Certificate Rate of the related certificates is equal to the weighted average Net Rate of the Mortgage Loans in the related Loan Group or Loan Groups, holders of the Interest Only Certificates will receive no distributions of interest that month.  Prospective investors are encouraged to fully consider the risks associated with an investment in any Interest Only Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups is rapid or an optional purchase of the Mortgage Loans in the related Loan Group or Loan Groups occurs, investors may not fully recover their initial investments.

To illustrate the significance of different rates of prepayment on the distributions on any Interest Only Certificates, see the table and accompanying text under “Yield and Prepayment Considerations—Yield Considerations with Respect to any Interest Only Certificates” in the prospectus supplement, which will indicate the approximate pre-tax yields to maturity for any Interest Only Certificates (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Class Principal Balance of the Junior Subordinate Certificates related to the Mortgage Loans or a Track  of Loan Groups, as applicable, is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans or a Track of Loan Groups, as applicable, and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related offered Subordinate Certificates, in reverse order of priority.

Similarly, the yield to maturity of the Senior Certificates (other than any Super Senior Certificates) will become extremely sensitive to losses on the related Mortgage Loans and the timing of those losses when the aggregate Certificate Balance of the related Subordinate Certificates is reduced to zero.  Thereafter, those losses will be allocated to the related Senior Certificates (other than any Super Senior Certificates) before they are allocated to any Super Senior Certificates.

Additional Yield Considerations Applicable Solely to the Residual Certificates

Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the related REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans.  The respective Residual Certificateholders’ after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of Residual Certificates may have tax liabilities during the early years of each REMIC’s term that substantially exceed their distributions.  In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto.  Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected.  The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the related mortgage pool or pools.  Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of “inducement fees” to a purchaser of a Residual Certificate; see “Federal Income Tax Consequences” in the prospectus.

The holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates.  See “Federal Income Tax Consequences” in this term sheet supplement, the prospectus supplement and in the prospectus.

Additional Information

GSMSC may file or may already have filed with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the Offered Certificates on a Current Report on Form 8-K.  Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.  Those tables and materials are preliminary in nature, and the information contained in the Current Report on Form 8-K is subject to, and superseded by, the information in this term sheet supplement.

CREDIT ENHANCEMENTS

Subordination

The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates.  No class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until each class of related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before such Distribution Date.  See “Description of the Certificates—Distributions” in this term sheet supplement.

Losses on the Mortgage Loans or a Track of Loan Groups (other than Excess Special Losses) will be allocated, in each case until their respective Class Principal Balance has been reduced to zero, first, to the Subordinate Certificates or the Subordinate Certificates related to that Track of Loan Groups, as applicable, and second, pro rata, to the outstanding Senior Certificates or the outstanding Senior Certificates related to that Track of Loan Groups, as applicable; provided, however, that any such losses otherwise allocable to any class of Super Senior Certificates will first be allocated to the related class of Senior Support Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero, and thereafter to the related Super Senior Certificates to reduce the Certificate Balance of such class until the Certificate Balance of such class has been reduced to zero.  Excess Special Losses will be allocated, pro rata, to (i) all classes of Senior Certificates related to the Loan Group in which the losses occurred and (ii) all classes of related Subordinate Certificates, based on the aggregate Class Principal Balance of such Senior Certificates and the related Group Subordinate Amount of the related Subordinate Certificates, respectively.  See “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

Shifting Interests

Unless credit enhancement to the Senior Certificates has reached a certain level and the delinquencies and losses on the related Mortgage Loans do not exceed certain limits, the Senior Certificates will, in the aggregate, generally receive their pro rata share of principal collections, and 100% of all principal prepayment collections, received on the Mortgage Loans in the related Loan Group or Loan Groups before the 10th anniversary of the first Distribution Date in the case of Track 1 Loan Group or the 7th anniversary of the first Distribution Date in the case of Track 2 Loan Group (i.e., the Distribution Date in May 2016 in the case of Track 1 Loan Group or May 2013 in the case if Track 2 Loan Group).  During the next four years the Senior Certificates will, in the aggregate, generally receive their pro rata share of the scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments received on the Mortgage Loans in the related Loan Group or Loan Groups, as the case may be.  This will result in an acceleration of the amortization of the Senior Certificates, in the aggregate, subject to the priorities described in “Description of the Certificates—Distributions” in this term sheet supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled.  See “Description of the Certificates—Distributions” and “—Principal Distribution Amount” in this term sheet supplement for important limitations on the accelerated amortization of the Senior Certificates.

Cross-Collateralization

If, as a result of losses on the Mortgage Loans grouped together in a Track of Mortgage Loans, if any, the aggregate Class Principal Balance of the related certificates exceeds the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group (such class or classes, the related “Affected Senior Certificates”), then future principal payments otherwise allocable to the related Subordinate Certificates will be “crossed over” or used to repay principal of the Affected Senior Certificates by increasing the Senior Principal Distribution Amount for the Loan Group related to the Affected Senior Certificates in an amount equal to the lesser of (i) the aggregate amount of principal otherwise payable to the related Subordinate Certificates on such Distribution Date and (ii) the amount required to be paid to the Affected Senior Certificates so that their aggregate Class Principal Balance is equal to the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group.  If on any Distribution Date, there is more than one undercollateralized Loan Group, the distributions described above will be made in proportion to the amounts by which the aggregate Class Principal Balance of the classes of Affected Senior Certificates related to a Loan Group in the applicable Track, if any, exceeds the principal balance of the Mortgage Loans in such Loan Group.  In addition, to the extent the Available Distribution Amount for any individual Loan Group or Loan Groups (without taking into account any cross-over payments from other Loan Groups) is less than the interest and principal then distributable to the related Senior Certificates, the remaining Available Distribution Amount for the other such Loan Group or Loan Groups (after payment of all amounts distributable to the Senior Certificates related to such Loan Group or Loan Groups), will be reduced pro rata by an aggregate amount equal to such shortfall, and the amount of such reduction will be added to the Available Distribution Amount of the Loan Group or Loan Groups experiencing such shortfall.

All distributions described above will be made in accordance with the priorities set forth under “Description of the Certificates—Distributions” in this term sheet supplement.

In addition, if, as a result of rapid prepayments, the aggregate Class Principal Balance of the certificates related to a Track of Mortgage Loans, if any, has been reduced to zero prior to distributions on the current Distribution Date and such Senior Certificates are retired, amounts with respect to the related Mortgage Loans otherwise distributable as principal on each class of related Subordinate Certificates will instead be distributed as principal to the Senior Certificates related to the other Loan Groups in the Track of Mortgage Loans that remain outstanding, until the Class Principal Balances of the related Senior Certificates have been reduced to zero.  In order for the distribution priority described in the foregoing sentence to apply on any Distribution Date, it must also be true that either (a) the related Subordinate Percentage for that Distribution Date is less than 200% of the Subordinate Percentage as of the Cut-Off Date, or (b) the average outstanding principal balance of the Mortgage Loans in the Track 1 Loan Group that are delinquent 60 days or more (including any such Mortgage Loans in foreclosure or bankruptcy and REO properties) during the most recent three calendar months as a percentage of the related Subordinate Percentage is greater than or equal to 50%.

All distributions described above will be made in accordance with the priorities set forth under “Description of the Certificates—Distributions” in this term sheet supplement.

If the Mortgage Loans are  grouped together in Tracks of Loan Groups, there will generally be no “cross-collateralization” between the Tracks.

FEDERAL INCOME TAX CONSEQUENCES

General

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  References in this section and in the “ERISA Considerations” section of this term sheet supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

For federal income tax purposes, the Securities Administrator will cause one or more REMIC elections to be made with respect to the Trust Fund.  The Offered Certificates other than the Residual Certificates will be regular interests in one of those REMICs (the “Regular Certificates”).  Each class of Residual Certificates will represent the sole class of residual interest in each related REMIC.

Upon the issuance of the Offered Certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes.  Income on Regular Certificates must be reported under an accrual method of accounting.  Certain classes of Regular Certificates may be issued with original issue discount (“OID”).  Certain Regular Certificates may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of such a Regular Certificate will be treated as holding a certificate with amortizable bond premium will depend on the holder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such holder.  You should consult your own tax advisor regarding the possibility of making an election to amortize such premium.  The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or the amortization of premium, if any, for federal income tax purposes will be set forth in the Trust Agreement.  GSMSC does not represent that the Mortgage Loans will prepay at any given rate.

See “Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments,” “—OID,” “—Market Discount” and “—Amortizable Premium” in the prospectus.

Special Tax Considerations Applicable to the Residual Certificates

If there are multiple Tracks of certificates, certain of the residual certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups.  In addition, certain of the residual certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups of the other Track of certificates.  Certain of the residual certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs.  All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

If the Mortgage Loans are not grouped into Tracks, certain of the residual certificates will represent the residual interest in the lower tier REMIC that will hold the Mortgage Loans and certain of the residual certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMIC.  All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income.  The Residual Certificates will remain outstanding for federal income tax purposes until there are no other related certificates outstanding.  Prospective investors are cautioned that the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability.  Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

The Residual Certificates will be considered to represent “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax.  Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the trust administrator with an affidavit as described below and under “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the related REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.

The Internal Revenue Service (the “IRS”) has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the related REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.  Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

Restrictions on Transfer of the Residual Certificates

The REMIC provisions of the Code impose certain taxes on (i) transferors of Residual Certificates to, or agents that acquire Residual Certificates on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners.  No tax will be imposed on a pass-through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization.  The Trust Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the Securities Administrator an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in writing to the trust administrator that it has no actual knowledge that such affidavit is false.  Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit.  The transferor must also certify in writing to the Securities Administrator in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer.  Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Residual Certificates.  Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof.  See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective IRS Form W-8ECI or (ii) the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as U.S. Persons and so elects).

The Trust Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates.  Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.  The Residual Certificates will contain a legend describing the foregoing restrictions.

Status of the Offered Certificates

The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust (exclusive of any assets not included in any REMIC) would be so treated.  In addition, to the extent the assets of the trust (exclusive of any assets not included in any REMIC) represent real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from the Offered Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT.  The Regular Certificates will be treated as qualified mortgages under Section 860G(a)(3).

The Securities Administrator will be designated as the “tax matters person” for the Trust Fund as defined in the REMIC regulations.

For further information regarding the federal income tax consequences of investing in the certificates, see “Federal Income Tax Consequences” in the prospectus.

CERTAIN LEGAL INVESTMENT ASPECTS

It is expected that the Offered Certificates, other than certain Offered Subordinate Certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  The appropriate characterization under various legal investment restrictions of the Certificates that will not constitute “mortgage related securities,” and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

Except as to the status of certain classes of the Offered Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account (each, a “Plan”).  Plans, insurance companies or other persons investing Plan assets (see “ERISA Considerations” in the prospectus) should carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code.  The underwriter’s exemption, as described under “ERISA Considerations—Underwriter Exemption” in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Offered Certificates.  However, the underwriter’s exemption contains several conditions, including the requirement that an affected Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The underwriter’s exemption permits, among other things, Plans to purchase and hold subordinate certificates if they are rated “BBB-” or better at the time of purchase and applies to residential and home equity loans that are less than fully secured, subject to certain conditions.  See “ERISA Considerations—Underwriter Exemption” in the prospectus.

GSMSC believes that all of the conditions of the underwriter’s exemption except for those within the control of investors in the Offered Certificates (other than the Residual Certificates) will be met at the time of this offering.

Any fiduciary or other investor of Plan assets that proposes to own the Offered Certificates other than the Residual Certificates on behalf of or with Plan assets of any Plan should consult with legal counsel about:  (i) whether the specific and general conditions and the other requirements in the underwriter’s exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See “ERISA Considerations” in the prospectus.

A governmental plan, as described in Section 3(32) of ERISA, is not subject to the provisions of Title I of ERISA or Section 4975 of the Code.  However, such a plan may be subject to provisions of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code.  Fiduciaries of a governmental plan proposing to invest in the Offered Certificates other than the Residual Certificates should consult with their advisors regarding the applicability of any such similar law to their investment in the Offered Certificates and the need for, and availability of, any exemptive relief under applicable law.  GSMSC makes no representation that the sale of any of the Offered Certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

The Residual Certificates may not be transferred to a Plan or a governmental plan or to any persons acting on behalf of or investing the assets of a Plan or a governmental plan.  The Residual Certificates may be purchased by an insurance company which is purchasing the Residual Certificates with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the Residual Certificates are covered under Sections I and III of PTCE 95-60.

METHOD OF DISTRIBUTION

GSMSC has agreed to sell to Goldman, Sachs & Co. (the “Underwriter”), and the Underwriter has agreed to purchase, all of the Offered Certificates other than a 0.01% percentage interest in each Residual Certificate that Wells Fargo Bank, in its capacity as Securities Administrator, will retain.  An underwriting agreement between GSMSC and the Underwriter governs the sale of the Offered Certificates.  The Underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The difference between the purchase price for the Offered Certificates paid to GSMSC and the proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

The Underwriter is an affiliate of the Depositor and GSMC.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings from at least two of Fitch, S&P and Moody’s as set forth in the term sheet.  S&P, Moody’s and Fitch will monitor any of their ratings assigned to the offered certificates while the offered certificates remain outstanding.  In the event that the ratings initially assigned to any of the offered certificates by S&P, Moody’s or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities.  Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation.  The ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying Mortgage Loans.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled.  The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated.  As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity.  See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Interest Only Certificates are extremely sensitive to prepayments, which the ratings on the certificates do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

GSMSC has not requested a rating on the Offered Certificates by any rating agency other than one or more of the Rating Agencies.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating it would assign.  A rating on the Offered Certificates by another rating agency may be lower than the rating assigned to the Offered Certificates by the Rating Agencies.

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

A

Accrued Certificate Interest

S-90

Adjustment Date

S-29

Advances

S-96

Affected Senior Certificates

S-106

Affected Subordinate Certificates

S-90

Alternative Documentation Program

S-34

American Home

S-29

Assessment of Compliance

S-85

Attestation Report

S-86

Available Distribution Amount

S-97

C

Certificate Account

S-27

Certificate Group

S-89

Certificate Principal Balance

S-88

Certificate Rate

S-90

Citibank

S-61

Class Principal Balance

S-88

Closing Date

S-88

CLUES Plus Documentation Program

S-34

Code

S-107

Compensating Interest

S-91

Conduit Program

S-29

Countrywide Financial

S-69

Countrywide Home Loans

S-29, 32, 70

Countrywide Servicing

S-29

Credit Risk Advisor

S-27

Credit Risk Advisor’s Fee

S-63

Credit Risk Advisor’s Fee Rate

S-63

Curtailments

S-92

Custodian

S-27

Custodians

S-27

Cut-Off Date

S-27

D

Depositor

S-27

Distribution Date

S-89

Due Date

S-29

E

ERISA

S-110

Escrow Account

S-84

Events of Default

S-86

Excess Special Losses

S-96

Expanded Underwriting Guidelines

S-34

F

Fair Market Value Excess

S-99

FICO Credit Scores

S-32

Fitch

S-88

Full Documentation Program

S-34

G

GMACM

S-29

Group Subordinate Amount

S-91

GSMC

S-29

GSMSC

S-27

I

Index

S-29

Initial Rate Adjustment Cap

S-29

Initial Subordination Level

S-90

Interest Accrual Period

S-90

Interest Only Certificates

S-88

IRS

S-108

Issuing Entity

S-27

J

Junior Subordinate Certificates

S-88

L

Lender Paid Mortgage Insurance Rate

S-90

Lifetime Cap

S-30

Lifetime Floor

S-30

Liquidated Mortgage Loan

S-94

Liquidation Principal

S-94

Liquidation Proceeds

S-94

Loan Group

S-29

Loan-to-Value Ratio

S-31

Lydian

S-29

M

Margin

S-29

Master Servicer

S-27

Master Servicer Account

S-27

Master Servicer Event of Default

S-66

Master Servicing Fee

S-64

MERS

S-52

Mortgage Loan Schedule

S-52

Mortgage Loans

S-27

Mortgaged Property

S-29

N

Nat City

S-29

Net Rate

S-90

No Income/No Asset Documentation Program

S-34

Notional Amount

S-89

O

Offered Certificates

S-88

OID

S-107

One-Year CMT Loan Index

S-50

One-Year LIBOR Loan Index

S-51

P

P&I Advance

S-96

Payoffs

S-92

Plan

S-110

Preferred Processing Program

S-33

Principal Payment Amount

S-92

Principal Prepayment Amount

S-92

PTCE 95-60

S-111

R

Rate Adjustment Cap

S-29

Rating Agencies

S-88

Realized Loss

S-95

Record Date

S-89

Reduced Documentation Program

S-34

Regular Certificates

S-107

REIT

S-109

RFC

S-29

Residual Certificates

S-88

S

S&P

S-88

Sale and Servicing Agreement

S-29

Sale and Servicing Agreements

S-29

Scheduled Payments

S-84

Sections

S-107

Securities Administrator

S-27

Securities Administrator Fee

S-62

Seller

S-29

Senior Certificates

S-88

Senior Liquidation Amount

S-94

Senior Percentage

S-92

Senior Prepayment Percentage

S-92, 93

Senior Principal Distribution Amount

S-92

Senior Subordinate Certificates

S-88

Senior Support Certificates

S-88

Servicer

S-68

Servicers

S-68

Servicer Event of Default

S-86

Servicing Advances

S-96

Servicing Fee Rate

S-83

Six-Month LIBOR Loan Index

S-51

SMMEA

S-110

Special Losses

S-95

Sponsor

S-59

Standard Underwriting Guidelines

S-34

Stated Income/Stated Asset Documentation Program

S-34

Streamlined Documentation Program

S-34

Subordinate Certificates

S-88

Subordinate Percentage

S-92

Subordinate Principal Distribution Amount

S-92

Subordination Level

S-90

Subsequent Rate Adjustment Cap

S-29

Subsequent Recoveries

S-96

Super Senior Certificates

S-88

T

Track

S-89

Track 1 Loan Group

S-29

Track 2 Loan Group

S-29

Track Loan Group

S-29

Trust Agreement

S-27

Trust Fund

S-27

Trustee

S-27

U

U.S. Person

S-109

Underwriter

S-111

W

Wells Fargo

S-62

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.  This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

________________

GS Mortgage Securities Corp.
Depositor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Citibank, N.A.
Trustee

American Home Mortgage Servicing, Inc.

Countrywide Home Loans Servicing LP

GMAC Mortgage Corporation

Lydian Private Bank

National City Mortgage Co.

Residential Funding Corporation

Servicers

________________

GSR Mortgage Loan

Trust 2006-AR2

TERM SHEET SUPPLEMENT

________________

Goldman, Sachs & Co.